As filed with the Securities and Exchange Commission on July 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abington Resources, Ltd.

(Exact name of registrant as specified in its charter)

British Columbia	1382	27-1696335
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

125A-1030 Denman Street, #402

Vancouver, B.C. V6G 2M6

(604) 683-6657

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Harold P. Gewerter, Esq.

5536 S. Ft. Apache #102

Las Vegas, NV 89148

O (702) 382-1714

F (702) 382-1759

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     X  .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Selling Shareholders - Common Stock	7,779,027	$0.40	$3,111,610.80	$356.59

Issuer—Common Stock	300,000	$0.40	$120,000	$13.75

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at prevailing market prices or privately negotiated prices.

SUBJECT TO COMPLETION, DATED ____________ __, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ABINGTON RESOURCES, LTD.

7,779,027 Shares of Common stock

This prospectus will also allow us to issue up to 300,000 shares of our common stock. The proceeds from the sale of these shares will be available for use by the company. This prospectus will also allow selling shareholders to sell 7,779,027 shares of common stock which proceeds will not be available for use by the company. The selling shareholders will sell the common stock being registered in this offering at prevailing market prices or privately negotiated prices.

		Gross		Net	Net
		Proceeds to		Proceeds to	Proceeds to
	Offering Price	Our	Offering	Our	Selling
	Per Share	Company	Expenses (1)	Company	Shareholders
Per Share	0.40	0.40	0.08	110,400	0.00
Per Share (Selling Shareholders)	0.40	0.40	0.00	0	3,111,611
Total	$3,231,610	$3,231,610	$9,600	$110,400	$3,111,611

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

Our Auditor has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2012.

UNDERHILL SECURITIES CORP. *

 4045 South Spencer Street, Suite 108, Las Vegas, NV 89119 Tel: (702) 987-5449 Fax: (702) 650-3262 Web: underhillsecurities.com         * UnderHill Securities Corp. will act as a best efforts selling agent for the securities sold hereunder.

Table of Contents

Prospectus Summary	5
Risk Factors	6
Use of Proceeds	9
Capitalization	10
Dilution	10
Market for Common Equity and Related Stockholder Matters	10
Description of Business and Property	11
Management’s Discussion and Analysis of Financial Condition and Results of Operations	12
Cautionary Note Regarding Forward-Looking Statements	12
Our Management	22
Security Ownership of Certain Beneficial Owners and Management	27
Certain Relationships and Related Party Transactions	28
Description of Capital Stock	28
Selling Stockholders	29
Plan of Distribution	30
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	32
Legal Opinion	33
Experts	33
Interests of Named Experts and Counsel	33
Legal Proceedings	33
Additional Information	33
Index to Financial Statements	F-1

Unless otherwise specified, the information in this prospectus is set forth as of July 11, 2012, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Abington Resources, Ltd. See Cautionary Note Regarding Forward Looking Statements on page 33.

Our Company

Abington Resources Ltd. (the “Company”) was incorporated on June 10, 1999 under the laws of the Province of British Columbia and is in the business of acquisition, development and exploration of oil, gas and mineral properties. The Company owns working interests of 8% and 10% in two oil and gas producing wells in Saskatchewan, Canada

The Company is a reporting issuer in British Columbia and Alberta and its shares are listed on the TSX Venture Exchange under the symbol ABL.V.

We currently occupy office space at 125A-1030 Denman Street, #402, Vancouver, B.C. V6G 2M6.

The Offering

This prospectus covers up to 300,000 common shares to be issued by the company at a price of $0.40 per share in a direct public offering and 7,779,027 shares held by selling shareholders to be sold at $0.40 per share as detailed herein.

ABOUT THIS OFFERING

Securities Being Offered

Up to 200,000 shares of common stock of Abington Resources, Ltd. to be issued by the company at a price of up to $0.40 per share and 7,779.027 shares of common stock of Abington Resources, Ltd. to be sold by selling shareholders at a price of $0.40 per share.

Initial Offering Price

Up to 200,000 shares of common stock of Abington Resources, Ltd. to be issued by the company at a price of up to $0.40 per share and 7,779.027 shares of common stock of Abington Resources, Ltd. to be sold by selling shareholders at a price of $0.40 per share.

Terms of the Offering

Up to 200,000 shares of common stock of Abington Resources, Ltd. to be issued by the company at a price of up to $0.40 per share and 7,779.027 shares of common stock of Abington Resources, Ltd. to be sold by selling shareholders at a price of $0.40 per share.

Termination of the Offering

The offering will conclude when the company has sold all 300,000 of the shares registered hereunder. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks With Respect to the Company's Oil and Gas Interests

Dependence on the Operator and Operational Risks: The Company holds a minority interest in its oil and gas properties and is not the operator of them. As such, the Company is dependent on the operator of these properties for the further development and management of these properties. Operational risks in the oil and gas industry include exploration and reserve estimate risks, costs and availability of services and materials, premature reservoir declines, blowouts, well bore collapse, equipment failure and other accidents and adverse weather conditions. The Company is able to obtain material information regarding the operations of these properties when necessary, and is confident that the operations on these properties are carried out in keeping with industry standards.

Fluctuations in Commodity Prices: Oil and natural gas prices have fluctuated widely during recent years and are determined by supply and demand factors. The Company has diversified its operations to include mineral properties in order to further minimize any risk to the Company with respect to such fluctuations.

Governmental Regulation and Permitting: The oil and gas industry is subject to extensive environmental and other regulations imposed by governmental authorities. As the Company is not the operator for its oil and gas properties, it depends on the operator to ensure that operations conform to the standards and government regulations required for each jurisdiction in which it operates. The Company is confident that operations on these properties are carried out in keeping with industry standards.

Risks With Respect to the Company's Mineral Properties

Government Regulation and Permitting: When the Company proceeds with further exploration, development or production activities with respect to its mineral properties, it will require permits from various federal, provincial or territorial and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, water use, environmental protection, land claims of local people, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under applicable laws by governmental agencies that will require the Company to obtain permits, licenses and approvals from various governmental agencies. There can be no assurance, however, that all permits, licenses and approvals that the Company may require for its current or future operations and exploration activities will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any mining project which the Company might undertake.  Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions there-under, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in exploration expenses, capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Development of the subject mineral: Production of minerals from the Company’s mineral properties would follow only if favorable exploration results are obtained and a positive feasibility study is completed. The business of exploration for minerals and mining involves a high degree of risk. Few mineral properties that are explored are ultimately developed into producing mines. There is no assurance that the Company’s mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of the Company’s operations will in part be directly related to the costs and success of its exploration and development programs, which may be affected by a number of factors.  Substantial expenditures are required to establish reserves through drilling and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralised deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations, or that funds required for development can be obtained on a timely basis.

No Assurance of Mineral Production: Mineral exploration is highly speculative in nature, involves many risks, and frequently does not lead to the discovery of commercial reserves of minerals. While the rewards can be substantial if commercial reserves of minerals are found, there can be no assurance that the Company’s exploration efforts will be successful, that any production there from will be obtained or continued, or that any such production which is attempted will be profitable.

Factors Beyond Company’s Control: The exploration and development of mineral properties and the marketability of any minerals contained in such properties will be affected by numerous factors beyond the control of the Company. These factors include government regulation, high levels of volatility in market prices, availability of markets, availability of adequate transportation and refining facilities and the imposition of new or amendments to existing taxes and royalties. The effect of these factors cannot be accurately predicted.

Lack of Infrastructure: Completion of the planned exploration of the Company’s mineral properties is subject to various requirements, including the availability and timing of acceptable arrangement for power, water and transportation facilities. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay completion of the Company’s planned exploration and development of these Properties. If adequate infrastructure is not available in a timely manner, there can be no assurance that the planned exploration of the Company’s Properties will be completed on a timely basis, if at all.

Competition: The mining industry is intensely competitive in all its phases, and the Company competes with other mining companies in connection with the acquisition of properties producing or capable of producing, precious and base metals, gemstones and energy minerals. Many of these companies have greater financial resources, operational experience and technical facilities than the Company. Competition could adversely affect the Company’s ability to acquire suitable prospects in the future. Consequently, the Company’s revenue, operations and financial condition could be materially adversely affected. If the Company’s costs increase due to its locations, the grade and nature of ore bodies, foreign exchange rates, or its operating and management skills, its profitability may be affected.

Risks With Respect to the Company

Failure to Obtain Additional Financing: While the Company has the financial resources necessary to undertake its currently planned activities, there can be no assurance that the Company will be successful in obtaining any additional required funding necessary to conduct additional exploration, if warranted, on the Company’s exploration properties or to develop mineral resources on such properties, if commercially mineable quantities of such resources are located thereon.

Failure to obtain additional financing on a timely basis could cause the Company to delay or indefinitely postpone exploration, development or production on the properties or to forfeit its interest in such properties. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Company. If additional financing is raised through the issuance of equity or convertible debt securities of the Company, the interests of shareholders in the net assets of the Company may be diluted.

Management: The success of the Company is currently largely dependent on the performance of its directors and officers. There is no assurance the Company can maintain the services of its directors and officers or other qualified personnel required to operate its business. The loss of the services of these persons could have a material adverse affect on the Company and its prospects.

Ability to Attract and Retain Qualified Personnel: Recruiting and retaining qualified personnel is critical to the Company’s success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. As the Company’s business activity grows, additional key financial, administrative and mining personnel as well as additional operations staff will be required. Although the Company believes it will be successful in attracting, training and retaining qualified personnel, there can be no assurance of such success. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of operations could be affected.

Securities: Securities of natural resource companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally, and market perceptions of the relative attractiveness of particular industries. The Company’s share price is also likely to be significantly affected by short-term changes in metal or commodity prices or in the Company’s financial condition or results of operations as reflected in quarterly earnings reports. Other factors unrelated to the Company’s performance that may have an effect on the price of the Common Shares include the following:

•

the extent of analytical coverage available to investors concerning the Company’s business may be limited if investment banks with research capabilities do not follow its securities;

•

the limited trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade the Company's securities; and

•

the relatively small size of the publicly held shares will limit the ability of some institutions to invest in the Company’s securities.

Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results: Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, as our subsidiary’s business grows, and we acquire interests in more subsidiaries and other entities, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

Because of the unique difficulties and the speculative nature of exploration and uncertainties inherent in mineral exploration companies, the Company may not be able to develop additional proven and probable reserves and faces a high risk of business failure:  Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration program that the Company intends to undertake on its properties and any additional properties that the Company may acquire. These potential problems include unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by the Company in the exploration of properties it owns or may acquire may not result in the discovery of proven and probable mineral reserves. Problems such as unusual or unexpected geological formations and other conditions are involved in all mineral exploration and often result in unsuccessful exploration efforts. If the results of the Company’s exploration do not reveal viable commercial mineralization, the Company may decide to abandon some or all of its property interests.

Title to mineral properties and water rights is a complex issue and the Company may suffer a material adverse effect in the event one or more of its property interests are determined to have title deficiencies: Acquisition of title to mineral properties and related water rights can be a very detailed and time-consuming process. Title to, and the area of, mineral properties and water rights may be disputed. The Company cannot give an assurance that title to such property will not be challenged or impugned. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that the Company does not have title to one or more of its properties or lacks appropriate water rights could cause the Company to lose any rights to explore, develop and mine any minerals on that property, without compensation for its prior expenditures relating to such property.

As the Company faces intense competition in the mineral exploration and exploitation industry, the Company will have to compete with the Company’s competitors for financing and for qualified managerial and technical employees:  The Company’s competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than the Company. As a result of this competition, the Company may have to compete for financing and may be unable to acquire financing on terms it considers acceptable. The Company may also have to compete with the other mining companies for the recruitment and retention of qualified managerial and technical employees. If the Company is unable to successfully compete for financing or for qualified employees, the Company’s exploration programs may be slowed down or suspended, which may cause the Company to cease operations as a company.

Risks Relating to our Stock

The Offering price of $0.40 per share is arbitrary: The Offering price of $0.40 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares: We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

The sale of the shares of common stock acquired in private placements could cause the price of our common stock to decline: The selling stockholders under this registration statement may sell none, some or all of the shares of common stock acquired from us. We have no way of knowing whether or when the selling stockholders will sell the shares covered by this registration statement. Depending upon market liquidity at the time, a sale of shares covered by this registration statement at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this registration statement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Both the registration of shares hereunder and the running of the tacking period under Rule 144 may have the effect of reducing the market price available for shares.   Such Shares will not be available for sale in the open market without the registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. If a substantial number of the Shares owned by management became eligible for sale in the future and were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

A low market price would severely limit the potential market for our common stock: Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker -dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock:In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates:  We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

USE OF PROCEEDS

With respect to up to 300,000 shares of common stock to be issued by us upon exercise of warrants and options, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the issuance of these securities for general corporate purposes, which may include one or more of the following: a) working capital; b) exploration and development activities; c) ongoing general and administrative, and capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however, management may reallocate such proceeds among purposes as the situation dictates Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. The table is based upon sale of the 300,000 shares at a price of $0.40 per share as set forth elsewhere in the registration statement.

“Use of Proceeds”
	25%	50%	75%	100%
Legal / Accounting	$ 30,000.00	$ 60,000.00	$ 90,000.00	$ 120,000.00
General Operational Expense (Office Space, Utilities, Exploration and development, etc…)	25,000	50,000	75,000	100,000
Purchase of fixed asset equipment	3,000	6,000	9,000	12,000
Administrative Cost	2,000	4,000	6,000	8,000
Total	$ 30,000.00	$ 60,000.00	$ 90,000.00	$ 120,000.00

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2011 and April 30, 2012.

	October 31, 2011	April 30, 2012
Long-term liabilities	$-	$-
Stockholder’s deficit:
Preferred stock	-	-
Common stock net of share issue costs	6,022,298	7,272,298
Subscriptions	1,225,000	-
Contributed Surplus	755,737	-
Accumulated deficit	(7,083,539)	(7,107,586)
Total stockholders’ (deficit) equity	919,496	410,269
Total capitalization	$919,496	$410,269

DILUTION

The net tangible book value of our company as of April 30, 2012  was $410,269 or $(0.04) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on April 30, 2012.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

Maximum
Offering
Offering Price Per Share	$0.40
Book Value Per Share Before the Offering	$0.04
Book Value Per Share After the Offering	$0.051
Net Increase to Original Shareholder	$0.011
Decrease in Investment to New Shareholders	$0.349
Dilution to New Shareholders (%)	87.25%

There are a large number of unexercised share purchase warrants and stock options outstanding. If these are exercised, your interest in our company will be diluted.

Following our initial public offering in Canada, our company issued a significant number of shares of our common stock which has substantially diluted our existing shareholders.  As we are a development stage mineral exploration company, we are dependent upon the sale of our equity securities which will further result in the dilution of our existing shareholders.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the TSX Venture exchange. We cannot assure that the market for the shares will develop or be sustained.  After this initial public offering in the United States the Company and has no plans to seek listing on any other exchange.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

Abington Resources Ltd. (the “Company”) was incorporated on June 10, 1999 under the laws of the Province of British Columbia and is in the business of acquisition, development and exploration of oil, gas and mineral properties. The Company owns working interests of 8% and 10% in two oil and gas producing wells in Saskatchewan, Canada

The Company is a reporting issuer in British Columbia and Alberta and its shares are listed on the TSX Venture Exchange under the symbol ABL.V.

Oil and Gas Properties

Weyburn, Saskatchewan

On April 05, 2002, the Company entered into a purchase agreement with Hellix Ventures Inc. (“Hellix”), a related company by virtue of common directors, whereby the Company agreed to purchase a 10% working interest in two horizontal oil and gas producing wells located in Weyburn, Saskatchewan for cash consideration of $289,000, payable upon regulatory approval. This acquisition received regulatory approval on August 29, 2002, at which time the acquisition was completed. The Company incurred additional related acquisition costs, including sponsorship and engineering fees, totaling $18,962.

On September 01, 2002, the Company and Hellix agreed to amend the purchase agreement whereby Hellix agreed to repay the Company $102,000 in cash for lost production income and future possible capital expenses.

Kingsford, Saskatchewan

On April 05, 2002, the Company entered into a purchase agreement with 952773 Alberta Inc. (“952773 Alberta”), a related company by virtue of common directors, whereby the Company agreed to purchase an 8% working interest in one horizontal oil producing well located in Kingsford, Saskatchewan for cash consideration of $246,700, payable upon regulatory approval. This acquisition received regulatory approval on August 29, 2002, at which time the acquisition was completed. The Company incurred additional related acquisition costs, including sponsorship, engineering and finder’s fees, totaling $29,300. A Director of the Company and his family hold the head leases on the Kingsford property.

Mineral Properties

Yavapai County, Arizona, U.S.A.

Treasure King Property

On February 5, 2010, the Company signed an option agreement to acquire a 100% interest in ten mineral claims in the Treasure King Property, a gold property located in the Turkey Creek Mining District in Yavapai County, Arizona, USA for cash payments totaling $125,000 due as follows:

$20,000 at the time of signing the option agreement (paid); $17,500 to be paid semi-annually beginning August 5, 2010 (Three payments made: August 9, 2010 – January 25, 2011 – July 5, 2011).

The Company was responsible to maintain the property in good standing over the term of the option agreement. The agreement could be terminated by the Company by giving 30 days written notice, or by the Optionor, or if the Company was in default of its obligations or by mutual agreement.

During the year, the Company had staked seven mineral claims in the Treasure King Property area.

As at October 31, 2011, the Company had incurred $711,868 of acquisition and staking and exploration costs on the Treasure King project. Of this amount $73,645 were related to acquisition and staking cost.

The Company had started on the first stage program which included a layered computerized map compilation of data generated from all sources including government maps, unpublished company maps, and our geologist’s personal files. This would have included geology, geochemistry (soil geochemical lines, lithogeochemistry, and historical drill data), geophysics and historic drill hole locations.

The Company was attempting to confirm and corroborate the existence of the mineralization and geochemical anomalies generated by REDCO and Royal Gold that led to the permitting for an open-pit heap leach operation in the late 1980’s.

The Company’s survey included the collection of sixty-one lithogeochemical samples from Proterozoic metavolcanic rocks and cherts +/- white quartz veins throughout Abington’s 40-claim block. This preliminary study indicates that the Proterozoic hydrothermal system(s) are gold-dominant with minor anomalous base metals. The Treasure King pyritic chert with white quartz veining that hosts the gold mineralization contained 1 to 2 ppm gold. The quartzsericite altered metarhyolites and quartz porphyry to the east of the chert contained anomalous gold up to 168 ppb.

Locally, up to 50 feet of Quaternary gravels and Quaternary alluvium covered the Proterozoic rocks. Most samples were from outcrops and were chip-channel sampled over five foot lengths.

Of the sixty-one rock samples, twenty samples returned values greater than 10 ppb gold, including four samples over 1,000 ppb gold. The highest value obtained was 2,196 ppb gold.

We could not corroborate the exact locations and exact sample assay numbers that REDCO and Royal Gold obtained in their work programs (some values were higher and some were lower), however our soil sampling has shown the rock units were favorable for further discovery of stratabound-stratiform gold mineralization related to various hydrothermal alteration systems and associated chemical sediments (cherts) as indicated at the Treasure King locality.

We were very encouraged at the results of this first stage. The next phase would have involve more localized mapping and soil and rock sampling of the three historic known zones and the two anomalous zones found during our rock sampling program. These steps were an integral part of our view to twinning historic drill holes and to delineate other potential drill targets.

On December 30, 2011, we terminated our option agreement for the Treasure King property in Arizona, USA. Accordingly, we wrote off all capitalized acquisition and exploration costs totalling $711,868 on October 31, 2011.

Employees

As of July 11, 2012, we had one (1) employee, including management not including contract workers and consultants.

Description of Property

We currently occupy and sublease office space at 125A-1030 Denman Street, #402, Vancouver, B.C. V6G 2M6, as our principal offices and pay the lessee approximately $1,000 per month. We believe these facilities are in good condition, but that we may need to expand our leased space as our growth efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following Management’s Discussion and Analysis (“MD&A”) is intended to assist the reader to assess material changes in financial condition and results of operations of Abington Resources Ltd. (“the Company”) as at April 30, 2012 and for the six month period then ended in comparison to the same period in 2011.

This MD&A should be read in conjunction with the condensed conslidated financial statements for the six months ended April 30, 2012 and supporting notes. These condensed consolidated financial statements have been prepared using accounting policies consistent with IFRS and in accordance with International Accounting Standard 34 (“IAS 34”) – Interim Financial Reporting. A reconciliation of the previously disclosed comparative periods’ financial statements prepared in accordance with Canadian generally accepted accounting principles to IFRS is set out in Note 23 to these condensed consolidated consolidated financial statements

All monetary amounts are in Canadian dollars unless otherwise specified.

Forward-Looking Statements

This MD&A, together with the Company's condensed consolidated interim financial statements for the period ended April 30, 2012, contain certain statements that may be deemed “forward-looking statements”.  All statements in this MD&A, other than statements of historical fact, that address exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements.  Forward looking statements in this document are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans”, “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur.  Information inferred from the interpretation of drilling results and information concerning resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements.

Inherent in forward-looking statements are risks and uncertainties beyond the Company’s ability to predict or control, including risks that may affect the Company’s operating or capital plans. These risks can generally be encountered in the exploration and development of natural resource properties, such as unusual or unexpected geological formations, unanticipated metallurgical difficulties, ground control problems, process upsets and equipment malfunctions; risks associated with labour and unavailability of skilled labour; fluctuations in the market prices of the Company’s principal products, which are cyclical and subject to substantial price fluctuations; risks created through competition for natural resource properties; risks associated with lack of access to markets; risks associated with mineral and resource estimates, including the risk of errors in assumptions or methodologies; risks posed by fluctuations in exchange rates and interest rates, as well as general economic conditions; risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation; risks associated with the Company’s dependence on third parties in the provision of transportation and other critical services; risks associated with aboriginal title claims and other title risks; social and political risks associated with operations in foreign countries; and risks associated with legal proceedings.

Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this MD&A. Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation of interest rates and foreign exchange rates; that the supply and demand for, deliveries of, and the level and volatility of commodity prices develop as expected; that the Company receives regulatory and governmental approvals as are necessary on a timely basis; that the Company is able to obtain financing as necessary on reasonable terms; that there is no unforeseen deterioration in the Company’s activity costs; that the Company is able to continue to secure adequate transportation as necessary for its exploration activities; that the Company is able to procure equipment and supplies, as necessary, in sufficient quantities and on a timely basis; that exploration activity timetables and capital costs for the Company’s planned projects are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that there are no unanticipated changes to market competition; that the Company’s estimates in relation to its natural resource interests are within reasonable bounds of accuracy (including with respect to size, grade and recoverability of mineral projects) and that the geological, operational and price assumptions on which these are based are reasonable; that no environmental and other proceedings or disputes arise; and that the Company maintains its ongoing relations with its employees, consultants and advisors.

Readers are cautioned that the foregoing list of important factors and assumptions is not exhaustive. Forward-looking statements are not guarantees of future performance. Events or circumstances could cause the Company’s actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements or the foregoing list of factors, whether as a result of new information or future events or otherwise, except as may be required under applicable laws.

Description of Business

Abington Resources Ltd.  (the “Company”) was incorporated on June 10, 1999 under the laws of the Province of British Columbia and is in the business of acquisition, development and exploration of oil, gas and mineral properties.  The Company owns working interests of 8% and 10% in two oil and gas producing wells in Saskatchewan, Canada

The Company is a reporting issuer in British Columbia and Alberta and its shares are listed on the TSX Venture Exchange under the symbol ABL.V.

The Company’s subsidiary, Abington Resources USA Inc., incorporated on January 14, 2010.  Abington Resources USA Inc. has no operation for the period ended April 30, 2012

Oil and Gas Properties

Weyburn, Saskatchewan

On April 05, 2002, the Company entered into a purchase agreement with Hellix Ventures Inc. (“Hellix”), a related company by virtue of common directors, whereby the Company agreed to purchase a 10% working interest in two horizontal oil and gas producing wells located in Weyburn, Saskatchewan for cash consideration of $289,000, payable upon regulatory approval.  This acquisition received regulatory approval on August 29, 2002, at which time the acquisition was completed.  The Company incurred additional related acquisition costs, including sponsorship and engineering fees, totaling $18,962.

On September 01, 2002, the Company and Hellix agreed to amend the purchase agreement whereby Hellix agreed to repay the Company $102,000 in cash for lost production income and future possible capital expenses.

Kingsford, Saskatchewan

On April 05, 2002, the Company entered into a purchase agreement with 952773 Alberta Inc. (“952773 Alberta”), a related company by virtue of common directors, whereby the Company agreed to purchase an 8% working interest in one horizontal oil producing well located in Kingsford, Saskatchewan for cash consideration of $246,700, payable upon regulatory approval.  This acquisition received regulatory approval on August 29, 2002, at which time the acquisition was completed.  The Company incurred additional related acquisition costs, including sponsorship, engineering and finder’s fees, totaling $29,300.  A Director of the Company and his family hold the head leases on the Kingsford property.

Mineral Properties

Juniper Gold Property, Pershing County, Nevada USA

The Company entered into an arms-length lease of the Juniper gold property in Pershing County, Nevada. The property consists of 110 unpatented lode claims south of Winnemucca. Terms of the ten-year lease are as follows:

Advance Minimum Royalty Payments:

•

First year

$25,000US (paid)

•

First Anniversary

$50,000US

•

Second Anniversary

$50,000US

•

Third Anniversary

$75,000US

•

Fourth Anniversary

$100,000US increasing by $25,000 each Anniversary thereafter

Annual Work Commitments:

•

No commitment for Initial Year or First Anniversary year,

•

Second Anniversary year

$100,000US

•

Third Anniversary Year

$150,000US

•

Fourth Anniversary Year

$200,000US increasing by $50,000US each Anniversary year thereafter.

The Juniper property will carry a 3% NSR with an option to purchase one percentage point at $1,000,000 per one-half percentage point.

Yavapai County, Arizona, U.S.A.

Treasure King Property

On February 5, 2010, the Company signed an option agreement to acquire a 100% interest in ten mineral claims in the Treasure King Property, a gold property located in the Turkey Creek Mining District in Yavapai County, Arizona, USA for cash payments totaling $125,000 due as follows:

•

$20,000 at the time of signing the option agreement (paid);

•

$17,500 to be paid semi-annually beginning August 5, 2010 (one payment made as of October 31, 2010

•

and one on January 25, 2011.

The Company is responsible to maintain the property in good standing over the term of the option agreement. The agreement may be terminated by the Company by giving 30 days written notice, or by the Optionor, or if the Company is in default of its obligations or by mutual agreement.

On December 30, 2011, we terminated our option agreement for the Treasure King property in Arizona, USA. Accordingly, we wrote off all capitalized acquisition and exploration costs totalling $711,868 on October 31, 2011.

Revenue Recognition

The Company records revenues associated with oil and gas sales when crude oil is sold to purchasers on its behalf and collection is reasonably assured.

Results of Operations

Six Month Period Ending April 30, 2012

For the period ended April 30, 2012, the Company reported a loss of $655,344 (2011 - $468,466). The Company’s loss per share was $0.08 (2011 - $0.06). The loss increase is primarily due to the increased in consulting fee.

	April 2012	April 2011	%Change
Oil and Gas Revenue	$209,367	$180,113	16%
Production Cost	(110,265)	(96,478)	14%
Administrative and other items	(754,446)	(552,101)	37%
Total loss for the period	(655,344)	(468,466)	40%

Oil and Gas Revenue

The Company’s oil and gas interests in two properties located in Saskatchewan and Alberta generated revenue of $209,367 (2011-$180,113) for the period. The interests held by the Company are operated by a third party at arms length to the Company and, therefore, management has little or no involvement in the day to day affairs of the producing interests. The interests include a 10% and 8% working interest and certain royalty interests. The recent increases in the price of oil commodities have contributed to viability of the properties and more recently the increase in revenues.

Revenue from the sale of oil and gas is recorded on a gross basis when title passes to an external party, and is recognized based on volumes delivered to customers at contractual delivery points and rates. The costs associated with the delivery, including production-based on operation and royalty expenses are recognized in the same period in which the related revenue is earned and recorded. The Company also recorded depletion related to accumulated oil and gas properties.

Revenue increased by 16% due to increase production volumes and higher oil price. Production costs increased by 14% due to increase in production volumes.

General and Administrative Expenses

•

Travel of $12,247 (2011-$6,327) management traveled throughout the USA and Canada to examine potential business opportunities and met with potential investors to discuss the Company’s projects.

•

Management fees of $22,800 (2011-$22,800) accrued/paid to two directors of the Company remained consistent.  See "Transactions With Related Parties" for further discussion.

•

The Company paid an arms‐length private companies $430,214 (2011 ‐ $199,324) for consulting fees and general administrative services. Consulting fees have increased due to more business activity. See "Commitments” for further discussion.

•

Corporate finance fee of $130,847 (2011-$124,001) paid to a private company for corporate finance consulting services. See "Commitments” for further discussion.

•

The Company paid a private company pursuant to an agreement as disclosed in Note 17 (c) to the financial statements for investor relation services of $23,913 (2011-$25,305) and administrative services of $23,913 (2011-$23,913) reported as office, rent and telephone expenses. The investor relations services include promotion, internet advertising, web site updates, and investment and geological conference attendance.

•

The Company incurred office, rent and telephone expenses of $40,061 (2011- $27,707). Amounts included in office, rent and telephone expenses are: administration fees of $23,913 (2011-$23,913) charged by a private company (see above).

•

Filing and transfer agent fees of $22,207 (2011-$14,237) consisted of fees paid to regulatory bodies in Canada in connection with routine filings.

Other Items

•

The Company’s investment income has decreased by $580 in the period ended April 30, 2012 due to less cash on hand to invest in interest bearing financial assets.

•

$49,161 of mineral and exploration cost was recorded due to the Company termination of the Treasure King Property.

Three Month Period Ending April 30, 2012

For the period ended April 30, 2012, the Company reported a loss of $303,271 (2011 - $190,374). The Company’s loss per share was $0.04 (2011 - $0.03). The loss increase is primarily due to the increased in consulting fee.

	April 2012	April 2011	%Change
Oil and Gas Revenue	$102,655	$100,322	2%
Production Cost	(47,380)	(51,106)	(7%)
Administrative and other items	(350,651)	(239,590)	46%
Total loss for the period	(303,271)	(190,374)	59%

Revenue increased by 2% due to increase production volumes and higher oil price. Production costs decreased by 7% due to increase in production volumes.

Differences in general administrative expenses and other items incurred during the three months ended April 30, 2012, relative to the corresponding period ending April 30, 2011 are as follows:

General and Administrative Expenses

•

Travel of $2,380 (2011-$1,495) management traveled throughout the USA and Canada to examine potential business opportunities and met with potential investors to discuss the Company’s projects.

•

Management fees of $11,400 (2011-$11,400) accrued/paid to two directors of the Company remained consistent.  See "Transactions With Related Parties" for further discussion.

•

The Company paid an arms‐length private companies $204,016 (2011 ‐ $98,924) for consulting fees and general administrative services. Consulting fees have increased due to more business activity. See "Commitments” for further discussion.

•

Corporate finance fee of $59,498 (2011-$62,683) paid to a private company for corporate finance consulting services. See "Commitments” for further discussion.

•

The Company paid a private company pursuant to an agreement as disclosed in Note 17 (c) to the financial statements for investor relation services of $11,893 (2011-$13,143) and administrative services of $11,893 (2011-$11,893) reported as office, rent and telephone expenses. The investor relations services include promotion, internet advertising, web site updates, and investment and geological conference attendance.

•

The Company incurred office, rent and telephone expenses of $20,307 (2011- $14,222). Amounts included in office, rent and telephone expenses are: administration fees of $11,893 (2011-$11,893) charged by a private company (see above).

•

Filing and transfer agent fees of $12,158 (2011-$10,265) consisted of fees paid to regulatory bodies in Canada in connection with routine filings.

Other Items

•

$8,260 of mineral and exploration cost was recorded due to the Company termination of the Treasure King Property.

Summary of Quarterly Reports

Results for the most recent quarters ending with the last quarter for the period ended April 30, 2012:

	Three Months Ended - Unaudited
	April 30, 2012 $	January 31, 2012 $	October 31, 2011 $	July 31, 2011 $
Revenue	102,655	106,712	75,321	75,357
Net earnings (loss)	(302,271)	(352,073)	(640,899)	(173,272)
Basic and diluted per shares	(0.04)	(0.05)	(0.17)	(0.02)

	Three Months Ended
	April 30, 2011 $	January 31, 2011 $	October 31, 2010 $	July 31, 2010 $
Revenue	100,322	79,791	90,912	89,556
Net earnings (loss)	(190,374)	(278,092)	(378,775)	($188,651)
Basic and diluted per shares	(0.03)	(0.02)	(0.067)	(0.028)

The above table includes adjustments to net income (loss) totals and per share values after implementation of IFRS adjustments. The following schedule reconciles net income (loss) and per share income (loss) for the four quarters ended October 31, 2011. No adjustments were made to fiscal 2010 figures.

	As original Reported $	IFRS adjustment $	Balance under IFRS $	Per share Under IFRS
October 31, 2011	(1,183,382)	542,483	(640,899)	(0.17)
July 31, 2011	(173,272)	-	(173,272)	(0.02)
April 30, 2011	(190,374)	-	(190,374)	(0.03)
January 31, 2011	(179,443)	(98,649)	(278,092)	(0.02)

Over the last eight quarters, the Company has been exploring and acquiring property project in Mexico, US and BC and the majority of the loss each quarter relates to the expenditures on the Project. The other main contributor to the losses is non cash stock based compensation incurred on the grant of stock options done periodically over the last eight quarters. Revenue fluctuation was the result of fluctuation in production volume and oil price.

Liquidity and Capital Resources

During the year ended April 30, 2012;

•

The Company had cash and equivalents of $839,024 (October 31, 2011-$1,288,538) and working capital of $162,996 (October 31, 2011- $882,631).

•

The Company completed a non-brokered private placement for total proceeds of $1,250,000,

•

The Company collected $106,712 net of costs from oil and gas revenue.

It is anticipated that the Company will have the necessary funds available to meet its fiscal 2012 operating costs. The Company does not generate sufficient cash flow from operations to fund its exploration activities, its acquisitions and its administration costs. The Company is reliant on equity financing to provide the necessary cash to continue its operations.

There can be no assurance that equity financings will be available to the Company in the future that will be obtained on terms satisfactory to the Company.

Revenue Recognition

The Company records revenues associated with oil and gas sales when crude oil is sold to purchasers on its behalf and collection is reasonably assured.

Transactions with Related Parties

Management fees of $15,000 (2011-$15,000) accrued to a director and president of the Company, in consideration of management consulting services provided by such director and president, including day to day administration, identifying and evaluating business opportunities for the Company, and overseeing regulatory filings and requirements.

Management fee of $7,800 (2011-$7,800) were paid to a Director of the Company for management and general administrative services.

Commitments

a)

Consulting Agreement

On November 01, 2003, the Company entered into a consulting agreement with an arm’s length party for general management, strategic, financing, and administration services. The agreement is for a term of three years with automatic one-year renewals. For the period ended April 30, 2012, the Company paid $180,000 (2011 – $180,000) for consulting services and $428,336 (2011 – $10,164) for expense reimbursements.

b)

Mining Operation Agreement

On October 01, 2007, the Company entered in a mining operations agreement with an arm’s length party for management and supervision of mineral projects and evaluation of potential mineral projects. The agreement is for a term of three years with automatic one-year renewals. For the period ended April 30, 2012, the Company paid $239,215 (2011 – $138,450) in connection with mineral properties and exploration and property investigation

c)

Investor Relations Agreement

On November 01, 2009, the Company entered into an investor relations agreement with an arm’s length party for investor relation and administration services. The agreement is automatically renewed each year and calls for bi-weekly payments. For the period ended April 30, 2012, the Company paid US$12,000 (2011 – US$12,000) for investor relations services and US$12,000 (2011 – US$12,000) for office administration services.

d)

Management Agreements

On November 01, 2008, the Company entered into management agreements with the President (also a Director) and a Director of the Company for management and administration services for monthly fees of $2,500 and $1,200 (increased to $1,300 commencing May 01, 2010) respectively, with automatic monthly renewals. For the period ended April 30, 2012, the Company incurred management fees totalling $22,800 (2011 – $22,800).

e)

Corporate Finance Agreement

On November 01, 2009, the Company entered into a corporate finance agreement with an arm’s length party for corporate financing services for a monthly fee of Euro 15,000 plus commissions of 10% of any financing raised. The agreement is automatically renewed every 3 months and may be terminated by the Company at any time with a termination fee equal to the fees payable for the balance of the renewed contract. For the period ended April 30, 2012, the Company incurred corporate finance fees totalling $130,847 (2011 – $124,001).

f)

Marketing Consulting Agreement

On December 1, 2010, The Company entered into an agreement with an arm’s length party for marketing consulting services for a monthly fee of $2,750. The contract may be terminated upon written notice from either party. For the period ended April 30, 2012, the Company incurred marketing consulting fees totalling $11,000.

Contingent Liability

On May 06, 2004, a lawsuit was filed against the Company for an unpaid invoice of US$80,119 relating to exploration work performed. The outcome of the lawsuit is uncertain, and management is of the opinion that the claim has no merit. Accordingly, the Company has made no provision for this contingency.

Recent accounting announcements

IFRS 9 Financial Instruments, as issued in November 2009 and revised in October 2010 is required to be adopted by 2013, subject to confirmation by the International Accounting Standards Board. The standard addresses classification and measurement of financial assets and replaces the multiple category and measurement models in IAS 39 and divides all financial assets that are currently in the scope of IAS 39 into two classifications; amortized cost and those measured at fair value.

IFRS 10 - Consolidated Financial Statements builds on existing principles and standards and identifies the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent Corporation.

IFRS 11 - Joint Arrangements establishes the principles for financial reporting by entities when they have an interest in arrangements that are jointly controlled.

IFRS 12 Disclosure of Interest in Other Entities provides the disclosure requirements for interests held in other entities including joint arrangements, associates, special purpose entities and other off balance sheet entities.

IFRS 13 - Fair Value Measurement defines fair value, requires disclosure about fair value measurements and provides a framework for measuring fair value when it is required or permitted within the IFRS standards.

IAS 28 - Investments in Associate and Joint Ventures revised the existing standard and prescribes the accounting for investments and sets out the requirements for the application of the equity method when accounting for investments in associates and joint ventures.

The Corporation has not completed its evaluation of the effect of adopting these standards on its consolidated financial statements.

Critical Accounting Policies and Estimates

The details of Abington’s accounting policies are presented in Note 3 of the condensed consolidated interim financial statements ended April 30, 2012.  These policies are considered by management to be essential to understanding the processes and reasoning that go into the preparation of the Company’s financial statements and the uncertainties that could have a bearing on its financial results.

Adoption of Accounting Standards and Pronouncements under IFRS

The Canadian Accounting Standards Board (“AcSB”) confirmed in February 2008 that IFRS will replace Canadian generally accepted accounting principles (“GAAP”) for publicly accountable enterprises for financial periods beginning on or after January 1, 2011, with earlier application permitted.

These condensed interim financial statements have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting (“IAS 34”) using accounting policies consistent with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These are the Company’s first IFRS condensed  interim financial statements for part of the period covered by the first IFRS consolidated annual financial statements to be presented in accordance with IFRS for the year ending October 31, 2012. Previously, the Company prepared its annual and  interim financial statements in accordance with GAAP.

Transition to IFRS

The accounting policies in Note 4 of the condensed financial statements have been applied as follows:

•

in preparing the condensed interim financial statements for the three and six months ended April 30, 2012;

•

the comparative information for the three and six months ended April 30, 2011;

•

the statement of financial position as at October 31, 2011; and

•

the preparation of an opening IFRS statement of financial position on the Transition Date, November  1, 2010.

In preparing the opening IFRS statement of financial position, comparative information for the six months ended April 30, 2012 and the financial statements for the year ended October 31, 2011, the Company has adjusted amounts reported previously in financial statements prepared in accordance with Canadian GAAP (“CAGAAP”).

First-Time Adoption of International Financial Reporting Standards (“IFRS”)

The condensed consolidated interim financial statements for the period ended April 30, 2012 are the Company’s first financial statements prepared in accordance with IFRS. The Company adopted IFRS in accordance with IFRS 1 “First Time Adoption of International Financial Reporting Standards” which requires that comparative financial information be provided. As a result the first date at which the Company has applied IFRS was November 1, 2010 (the "Transition Date”).

IFRS requires the Company to retrospectively apply all effective IFRS standards effective as of the Company’s first IFRS annual reporting date as of October 31, 2012.  IFRS are applied retrospectively at the Transition Date with all adjustments to assets and liabilities as stated under Canadian GAAP taken to retained earnings, unless certain optional exemptions and mandatory exceptions are applied.

a)

First-time Adoption Exemptions Applied

IFRS 1 permits certain exemptions from full retrospective application upon transition.  The Company has applied the following optional exemptions to its opening consolidated statement of financial position at November 1, 2010:

i)

Business Combinations

The Company has elected not to retrospectively apply IFRS 3 “Business Combinations” to business combinations that occurred before the Transition Date.

ii)

Share-Based Payment Transactions

The Company has elected not to apply IFRS 2 “Share-Based Payment” to equity instruments that vested prior to the Transition Date

iii)

Deemed Cost of Oil and Gas Interests

The Company has elected to measure oil and gas interests at the Transition Date on the following basis:

a.

Exploration and evaluation assets at the amount determined under Canadian GAAP; and

b.

Assets in the development or production phases at the amount determined for the cost center under Canadian GAAP, allocated to the cost center’s underlying assets pro rata using reserve values as at the Transition Date.

The Company had no exploration and evaluation assets for its oil and gas interests as at the Transition Date.

iv)

Decommissioning Liabilities

The Company has elected to adopt IAS 37, “Provisions, Contingent Liabilities and Contingent Assets”, on a prospective basis by measuring decommissioning liabilities (previously referred to as asset retirement obligation) as of the Transition Date and recognizing in retained earnings the difference between measurement of the liabilities under IAS 37 and the carrying amount of the liabilities at the Transition Date under Canadian GAAP.  In applying this exemption, the upward adjustment to retained earnings as at November 1, 2010 was $8,518 (Note 22(c)(iv) to the consolidated financial statements January 31, 2012).

b)

First-time Adoption Exception Applied

IFRS 1 also prohibits retrospective application of some aspects of other IFRSs.  The Company has applied the following mandatory exception to its opening statement of financial position at November 1, 2010:

i)

Estimates

An entity’s estimates under IFRS at the Transition Date to IFRS must be consistent with estimates made for the same date under Canadian GAAP, unless there is objective evidence that those estimates were in error.  The Company’s IFRS estimates as of November 1, 2010 are consistent with its Canadian GAAP estimates for the same date.

c)

Notes to the Reconciliation of Canadian GAAP to IFRS

IFRS employs a conceptual framework that is similar to Canadian GAAP.  While the adoption of IFRS has not changed the actual cash flows of the Company, the adoption has resulted in changes to the Company’s reported financial position and results of operations.   Presented in Note 22(d), (e) and (f) are reconciliations to IFRS of the Company’s assets, liabilities, equity, comprehensive income, and cash flows from those reported under Canadian GAAP, with the resulting adjustments explained below.

i)

Exploration and Evaluation Assets

Under Canadian GAAP – Costs associated with the acquisition and exploration of mineral resources were capitalized.

Under IFRS – The Company has elected to retrospectively change its accounting policy for the treatment of exploration expenditures to a policy of expensing all exploration expenditures.  The change in accounting policy aligned the Company with policies applied by other comparable junior resource companies, and resulted in a decrease of $458,974 in exploration and evaluation assets and a corresponding decrease in retained earnings on the Transition Date.

All expenditures related to the acquisition of mineral properties continue to be capitalized.  The Company has elected to measure its exploration and evaluation assets at the Transition Date at the amount previously capitalized under Canadian GAAP.

ii)

Oil and Gas Interests

Under Canadian GAAP – Depletion of oil and gas interests were determined on a unit-of-production basis over proved reserves.

Under IFRS – The Company has adopted a policy of depleting oil and gas interests on a unit-of-production basis over proved plus probable reserves.  The change in accounting policy aligned the Company with policies applied by other comparable junior resource companies, and resulted in an increase of $144,775 in oil and gas interests and a corresponding increase in retained earnings on the Transition Date.

iii)

Impairment Tests

Under Canadian GAAP – Impairment of long‐lived assets is assessed on the basis of an asset’s estimated undiscounted future cash flows compared with the asset’s carrying amount and if impairment is indicated, discounted cash flows are prepared to quantify the amount of impairment. The impairment test under Canadian GAAP is done at the cost center level.

Under IFRS – IFRS requires the impairment test to occur at the asset level or at the cash generating unit (“CGU”) level when long lived assets exist that do not generate largely independent cash inflows. The carrying amount of the asset or CGU is compared to its recoverable amount which is the higher of value in use or fair value less costs to sell.  If the carrying value of the asset or CGU exceeds its recoverable amount, then an impairment loss shall be recognized.  Additionally, an impairment loss from a prior period may be reversed in a subsequent period if impairment no longer exists or has decreased.  Upon transitioning to IFRS, no impairment loss was recorded.

iv)

Decommissioning Liabilities

Under Canadian GAAP – Decommissioning liabilities were measured based on the estimated cost of decommissioning, discounted to their net present value, using a credit-adjusted risk-free rate, upon initial recognition. Any change in the discount rate alone did not result in a re-measurement of the liability.  The Company had used a discount rate of 10% when initially recognizing its decommissioning liabilities.

Under IFRS – Decommissioning liabilities are discounted using a pre-tax discount rate that reflect current market assessments of the time value of money and the risks specific to the obligation. The liability is required to be re-measured based on changes in estimates including discount rates.  Upon transitioning to IFRS, the Company used a discount rate of 3% to re-measure its decommissioning liabilities which resulted in an increase to the decommissioning liabilities of $8,518 on the Transition Date with the offsetting increase in deficit.  In addition, under IFRS, accretion of the decommissioning liabilities is reclassified as finance expenses.

v)

Reserves in Equity

Under Canadian GAAP – A balance within contributed surplus existed to record the issuance of stock options and agent’s options.  Such amounts remained in contributed surplus upon expiry of the equity instruments.

Under IFRS – The components of contributed surplus are presented separately and reclassified into “reserve for stock options” and “reserve for agent’s options”.  Such amounts are transferred to retained earnings upon expiry of the equity instruments.  Upon transitioning to IFRS, the Company transferred the value of expired equity instruments in the amount of $510,180 from reserves to retained earnings.

vi)

Presentation of Expenses

Under Canadian GAAP – Costs on the statement of comprehensive loss have been classified by nature.

Under IFRS – Costs on the statement of comprehensive loss have been classified by function in accordance with IAS 1. These costs have been reclassified to general and administrative expenses under IFRS from individual presentation by nature under Canadian GAAP.

The adoption of IFRS has not had an impact on the Company’s operations, strategic decisions, or cash flows. Further information on the IFRS impacts is provided in Note 4 “Summary of Significant Accounting Policies” of the Company’s unaudited condensed consolidated interim financial statements for the three months ended January 31, 2012.

Management Financial Risks

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.  The three levels of the fair value hierarchy are:

a.

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities

b.

Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

c.

Level 3 – inputs that are not based on observable market data.

Financial assets at fair value
	Level 1	Level 2	Level 3	April 30, 2012
Held-for-trading financial asset
Cash and cash equivalents	$ 839,024			$ 839,024
Total financial assets at fair value	$ 839,024			$ 839,024

Financial assets at fair value
	Level 1	Level 2	Level 3	October 31, 2011
Held-for-trading financial asset
Cash and cash equivalents	$ 1,288,538			$ 1,288,538
Total financial assets at fair value	$ 1,288,538			$ 1,288,538

The fair values of the Company’s accounts receivable, amount due to related parties and accounts payable and accrued expenses approximate their carrying values due to their short term nature.

The Company is exposed to varying degrees to a variety of financial instrument related risks.  The Board approves and monitors the risk management processes, inclusive of counterparty limits, controlling and reporting structures.

The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk of loss associated with a counter party’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to its cash and cash equivalents and short-term investment balances. The Company manages its credit risk on bank deposits by holding deposits in high credit quality banking institutions in Canada. Management believes that the credit risk with respect to cash and cash equivalents and short-term investment is remote.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure (Note 19). Accounts payable and accrued liabilities are due within the current operating period.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The risk that the Company will realize a loss as a result of a decline in the fair value of the cash and cash equivalents and short-term investment is limited because they are generally held to maturity.

Foreign currency exchange rate risk

Foreign currency exchange rate risk is the risk that the fair value of financial instruments or future cash flows will fluctuate as a result of changes in foreign exchange rates.  The Company's functional currency is the Canadian dollar and major transactions are transacted in Canadian dollars.  The Company has future option payment commitment denominated in US dollar which future currency exchange fluctuation between Canadian dollar and US dollar may have significant impact on the Company’s financial statements.  Currently, the management believes the foreign exchange risk derived from currency conversions is not material significant and therefore does not hedge its foreign exchange risk.

Capital Risk Management

The Company’s objective when managing capital is to safeguard its accumulated capital in order to provide adequate return to shareholders by maintaining a sufficient level of funds, in order to support the acquisition, exploration and development of mineral properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company is dependent on external financing to fund its activities. In order to carry out property acquisitions and exploration and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed.

The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential, and if it has adequate financial resources to do so. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

CRITICAL ACCOUNTING ESTIMATES

Critical accounting estimates represent calculations that are uncertain and for which changes in those estimates could materially impact the Company’s financial statements. The three critical accounting estimates are: the measurement and valuation of accumulated amortization, deferred exploration expenses, and the valuation of options.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no off-balance sheet arrangements.

OUR MANAGEMENT

Walter Brenner, age 46, Director.

Mr. Brenner has been an officer and director of the Company since its inception on June 10, 1999. Mr. Brenner has acted as a director and officer of public companies for many years.  He is an independent business consultant. He has a law degree from Osgoode Hall Law School and has been a director and officer of public companies since 1992.   Mr. Brenner was employed by Helix Ventures, Inc. from 1994 to the present. Mr. Brenner was employed as an officer and director by Multiplayer Online Dragon, Inc. from February 2011 until the present.

Barry Underhill, age 45, CEO, President, Director.

Mr. Underhill has been a director of the Company since its inception on June 10, 1999.   Mr. Underhill has acted as a director of several public companies. He has years of experience as a business consultant and has knowledge of capital markets and raising money for public companies.

Zenaida Manalo, Age 58, Secretary, CFO, CAO

Ms. Manalo has been self-employed in the area of administration/accounting since 2004.  She is also a director of Canaf Group, Inc. (Since Sept. 2006) and was a director of International LMM Venture from May 2007 to December 2009.

Lewis Dillman, age 50, Director.

Mr. Dillman has been a director of the Company since its inception on June 10, 1999.   Mr. Dillman has been involved in public companies all his adult working life.   Mr. Dillman has a masters degree in Banking from Columbia University in New York State and is a former licensed stockbroker in the United States.  Mr. Dillman was a director of Abenteurer Resources from December 2004 to present. Mr. Dillman was the president of Western Eagle Resources, Inc. from 1992 to the present.

Philip Taneda, age 48, Director.

Mr. Taneda has been a director of the Company since its inception on June 10, 1999.   Mr. Taneda is an experienced businessman who had his own family business in the interior of British Columbia for over 15 years.   Mr. Taneda was a martial arts studio instructor at Taneda Karate Dojo in Kelowna BC Canada from 1995 to the present.  Mr. Tandea was also the vice president of Koeda Forest Products, in Kelowna BC Canada from 2006 until the present.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Corporate Governance Guidelines. We have adopted a set of corporate governance guidelines that applies to our directors, officers and all employees. These guidelines may be obtained free of charge by writing to Abington Resources, Ltd., Attn: Chief Financial Officer,  125A-1030 Denman Street, #402, Vancouver, B.C. V6G 2M6.

Executive Compensation

Name Executive Officers

In this section “Named Executive Officer” means (a) the Chief Executive Officer (or an individual who acted in a similar capacity), (b) the Chief Financial Officer (or an individual who acted in a similar capacity), (c) each of the Company’s three other most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity (except those whose total salary and bonus does not exceed $150,000), and (d) any additional individuals whose total salary and bonus exceeded $150,000 during the year ended October 31, 2011.

The Company presently has two Named Executive Officers, namely Walter Brenner, the Chief Executive Officer (“CEO”), and J. Lewis Dillman, the Chief Financial Officer (“CFO”).

All dollar amounts referenced here in are Canadian Dollars unless otherwise specified.

Compensation Discussion and Analysis

The Named Executive Officers are not compensated for their services as executive officers of the Company. Each Named Executive Officer devotes a portion of his time to the Company and a portion of his time to other companies where he is a director and/or officer. Accordingly, the Named Executive Officers invoice the Company based on the percentage of time devoted to the Company. See “Summary Compensation Table” below for details of the payments made to the Name Executive Officers for the financial year ended October 31, 2011.

The Named Executive Officers are not compensated for their services as executive officers of the Company, except for the granting from time to time of incentive stock options in accordance with the policies of the TSXV.

Option-based Awards

Shareholders have approved a stock option plan pursuant to which the Company’s board of directors (the “Board”) has granted stock options to executive officers. The purpose of granting such options is to assist the Company in compensating, attracting, retaining and motivating its executive officers and to closely align the personal interests of such persons to that of the shareholders. In determining the number of options to be granted to the executive officers, the Board takes into account the number of options, if any, previously granted to each executive officer and the exercise price of any outstanding options to ensure that such grants are in accordance with the policies of the TSX Venture Exchange (“TSXV”).

See “Incentive Plan Awards” below for details of the option-based awards outstanding as at October 31, 2011, for each of the Named Executive Officers.

Summary Compensation Table

The following table sets forth all annual and long term compensation for services paid to or earned by the Named Executive Officers for the financial year ended October 31, 2011:

Name and Principal Position	Salary ($)	Share- based awards ($)	Option- based awards ($)	Non-equity incentive Plan compensation ($)	Pension Value ($)	All Other Compen- sation ($)	Total Compen- sation ($)
Annual Incentive plans				Long-term Incentive plans
Walter Brenner Former President & CEO	Nil	Nil	Nil	Nil	Nil	Nil	$30,000	$30,000(1)
J. Lewis Dillman Former CFO	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

1. Paid to Walter Brenner for management services.

Long Term Incentive Plan (LTIP) Awards

The Company does not have any long-term incentive plans and, save as disclosed above, no remuneration payments were made, directly or indirectly, by the Company to its Named Executive Officers during the year ended October 31, 2011.

An LTIP means “any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year whether performance is measured by reference to financial performance of the Company or an affiliate or the price of the Company’s shares but does not include option or stock appreciation rights plans or plans for compensation through restricted shares or units”.

Incentive Plan Awards

The Company does not have any share-based awards.

The Company has in place a “rolling” stock option plan for the purpose of attracting and motivating directors, officers, employees and consultants of the Company and advancing the interests of the Company by affording such person with the opportunity to acquire an equity interest in the Company through rights granted under the plan to purchase shares of the Company. As at the date hereof there are options outstanding under the Plan provided for the purchase, in the aggregate, of 535,000 common shares of the Company.

Outstanding Share-based Awards and Option-based Awards

The following table sets out all option-based awards and share-based awards outstanding as at October 31, 2011, for the Named Executive Officers:

Option-based Awards			Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money Options (1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)
Walter Brenner	175,000	$0.65	September 23, 2015	Nil	Nil	Nil
J. Lewis Dillman	25,000	$0.65	September 23, 2015	Nil	Nil	Nil

Note:

(1) These options were granted on September 23, 2010, at an exercise price of $0.65 per Common Share and expire on September 23, 2015.

Value Vested or Earned During the Year

The following table sets out the value vested or earned under incentive plans during the year ended October 31, 2011 for the Named Executive Officers:

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Walter Brenner	Nil	Nil	Nil
J. Lewis Dillman	Nil	Nil	Nil

Notes:

(1) These amounts represent the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date. The value of each amount has been determined by taking the difference between the market price of the option at date of exercise and the exercise or base price of the option under the option-based award on the vest date.

Pension Plan Benefits

The Company does not have any pension or retirement plan.

Termination and Change of Control Benefits

The Company does not have any employment contracts with the NEOs. In addition, there are no compensatory plans, contracts or arrangements in place with the Named Executive Officers resulting from the resignation, retirement or any other termination of employment of the Named Executive Officers with the Company or from a change in control of the Company or a change in the Named Executive Officers’ responsibilities following a change in control.

Director Compensation

The Company has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Company for their services in their capacity as directors, or for committee participation, except for the granting from time to time of incentive stock options in accordance with the policies of the TSXV. The purpose of granting such options is to assist the Company in compensating, attracting, retaining and motivating the directors of the Company and to closely align the personal interests of such persons to that of the shareholders.

Compensation for the Named Executive Officers has been disclosed in the “Summary Compensation Table” above. The following table discloses the particulars of the compensation provided to the directors of the Company (not including the Named Executive Officers) during its financial year ended October 31, 2011:

Name	Fees Earned ($)	Share- based Awards ($)	Option- based Awards (1) ($)	Non-equity incentive plan compensation ($)	Pension Value ($)	All other Compensation ($)	Total ($)
Philip Taneda	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Barry Underhill	15,600	Nil	Nil	Nil	Nil	Nil	15,600

1.

The Company calculated the fair value of the options by using the Black-Scholes option pricing model.

The following table discloses the particulars of the option-based awards granted to the directors (who are not Named Executive Officers) under the Company’s stock option plan as at October 31, 2011. The Company does not currently have a share-based awards program.

Outstanding Option-Based Awards

Name	Number of Securities Underlying Unexercised Options ($)	Options Exercise Price ($)	Option Expiration Date	Value of unexercised in-the-money Options (1) ($)
Philip Taneda	25,000	0.65	September 23, 2015	Nil

1. The fair value of the option-based awards was determined on the grant date using the Black-Scholes option pricing model. The Company uses the Black-Scholes option pricing model because it is a widely used and generally accepted method of estimating the fair value of stock options for accounting purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees, Executive Officers, and Related Stockholder Matters

The following table sets forth, as of June 27, 2012, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group.  Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned(*)	Class (**)

Walter Brenner	75,250	1%

Barry Underhill	0	0

Lewis Dillman	0	0

Philip Taneda	0	0

Zenaida Manalo	0	0
All directors, officers and beneficial owners as a group (6 persons)	75,250	1%

(*) Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.  Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.  This includes any shares such person has the right to acquire within 60 days.

(**)  Percent of class is calculated based on the number of fully diluted shares outstanding on June 27, 2012 (10,814,027).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules, and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002.  A related person is an executive officer, director or more than 5% stockholder of Abington Resources, Ltd., including any immediate family members, and any entity owned or controlled by such persons.  Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions.  In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

The Company had the following transaction with related parties through the period ended April 30, 2012:

The amount due to a related party relates to unpaid fees for management and administration services accrued to the President of the Company who is also a Director of the Company. The amount is non-interest bearing, unsecured, and has no formal terms of repayment. During the year ended October 31, 2011, the Company accrued management fees of $30,000 (2010 – $30,000) (Note 9(d)).

During the year ended October 31, 2011, the Company paid management fees of $15,600 (2010 – $15,000) to a Director of the Company for management and administration services (Note 9(d)).

As at April 30, 2012, $253,022 (2011: $228,782; 2010: 198,782) was payable to the President and director of the Company. The amounts are unsecured, non-interest bearing and no fixed terms of repayment.

These transactions were in the normal course of operations and were measured at the exchange values, which represent the amount of consideration established and agreed to by the related parties.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350.  As of the date of this document, our Board of Directors has determined that its members meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock

	Number of Shares at June 27, 2012
Title of Class	Authorized	Outstanding

Common stock, no par value per share	unlimited	10,279,027

Common stock

Dividends.  Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future.  We intend to retain any future earnings to finance our growth.  See Risk Factors.

Liquidation.  If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights.  Each share of our common stock entitles the owner to one vote.  There is no cumulative voting.  A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights.  Owners of our common stock have no preemptive rights.  We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.  We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations.  Owners of our common stock do not ordinarily have the right to require us to buy their common stock.  We do not have a sinking fund to provide assets for any buy back.

Conversion Rights.  Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus.  See also Security Ownership of Certain Beneficial Owners and Management.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering[1]	Number of Shares of Common Stock Being Offered	Percentage of Shares Owned Prior to Offering[1]	Percentage of Shares Owned After the Offering
DUSAN BERKA	10,000	10,000	0.1%	0
BRENNER FAMILY HOLDING CORP	75,000	75,000	1%	0
BRENNER FAMILY TRUST HOLDING CO	250	250	0%	0
CDS & CO	7,340,237	7,340,237	94.4%	0
CEDE & CO	7	7	0%	0
CLAUDETTE FAGAN	8,333	8,333	0.1%	0
BARRY GIRARDI	67	67	0%	0
CHRIS N JANSEL	15,000	15,000	0.1%	0
QIUXIANG LIU	150,000	150,000	1.9%	0
MAGNUS MANAGEMENT SA	65,000	65,000	0.8%	0
SCOTTRADE	133	133	0%	0
DELORES TAM	25,000	25,000	0.3%	0
ZHIHUA ZHANG	90,000	90,000	1.2%	0

(1)  The numbers of shares listed in these columns include all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC.  In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after April 1, 2010, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder.  The ownership percentages are calculated based on the 10,279,027 shares of common stock that were outstanding as of June 27, 2012.

The above selling shareholders are not deemed as broker-dealers and are not considered underwriters to this prospectus.  At the time of purchase, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholder may use any one or more of the following methods when selling shares:

•

 ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

 block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

 purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.40 per share and the selling shareholders will sell at  prevailing market prices or privately negotiated prices.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.  The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission.  If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders.  The company has agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

•

through one or more underwriters.

Underhill Securities Corp. is acting as a non-exclusive sales agent for this offering.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be  transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

identify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules,  underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the smaller reporting company of expenses incurred or paid by a directors, officers or controlling person of the smaller reporting company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. Ltd.

EXPERTS

The financial information included in this prospectus for the periods ended October 31, 2011 and  October 31, 2010 have been audited by Watson Dauphinee & Masuch Chartered Accountants, an independent registered public accounting firm.  Financial information included in this prospectus for the six months ended April 30, 2012 was prepared by management and is unaudited.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Abington Resources, Ltd.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC.  These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279.  You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 -800-SEC-0330.  The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form F-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus.  This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations.  Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document, which is filed as an exhibit to the Registration Statement.  The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Abington Resources Ltd.

October 31, 2011 and 2010

Independent Auditors’ Report

To the Shareholders of:

ABINGTON RESOURCES LTD.

We have audited the accompanying consolidated financial statements of Abington Resources Ltd. and its subsidiary, which comprise the consolidated balance sheets as at October 31, 2011 and 2010, and the consolidated statements of operations and deficit, comprehensive loss, and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian generally accepted accounting principles and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Abington Resources Ltd. and its subsidiary as at October 31, 2011 and 2010, and their financial performance and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

“Watson Dauphinee & Masuch”

Chartered Accountants

Vancouver, B.C.

February 27, 2012

ABINGTON RESOURCES LTD.

Consolidated Balance Sheets

As at October 31, 2011 and 2010

	2011	2010
	$	$
ASSETS

CURRENT
Cash and Cash Equivalents	1,288,538	1,241,563
Accounts Receivable	17,024	19,576
HST Recoverable	3,724	235
Share Subscription Receivable	97,500	-

	1,406,786	1,261,374

Mineral Properties (Note 3)	-	498,242
Oil and Gas Interests (Note 4)	47,964	57,266

	1,454,750	1,816,882

LIABILITIES

CURRENT
Accounts Payable and Accrued Liabilities	295,373	187,331
Due to Related Party (Note 8(a))	228,782	198,782

	524,155	386,113

Asset Retirement Obligation (Note 5)	11,099	10,090

SHAREHOLDERS’ EQUITY

Share Capital (Note 7(b))	6,022,298	5,947,955
Share Subscriptions (Note 7(b)(iii))	1,225,000	-
Contributed Surplus (Note 7(b))	755,737	829,792
Deficit	(7,083,539)	(5,357,068)

	919,496	1,420,679

	1,454,750	1,816,882

Commitments (Note 9) Contingent Liability (Note 10)
Subsequent Events (Note 14)

The accompanying notes are an integral part of the consolidated financial statements.

Approved by the Directors:

___________________________

___________________________

Walter Brenner, Director

Lewis Dillman, Director

ABINGTON RESOURCES LTD.

Consolidated Statements of Operations and Deficit

For the Years Ended October 31, 2011 and 2010

	2011	2010
	$	$

OIL AND GAS REVENUES	330,791	337,283

PRODUCTION COSTS

Accretion	1,009	917
Depletion	9,302	11,214
Operating	52,853	50,147
Royalties	100,142	101,832

	163,306	164,110

	167,485	173,173
EXPENSES

Accounting, Audit and Legal	86,565	55,355
Bank Charges and Interest	1,706	1,710
Consulting Fees (Note 9(a),(b),(f))	614,386	281,928
Corporate Finance (Note 9(e))	267,268	256,191
Filing and Transfer Agent	28,315	40,705
Investor Relations (Note 8(c))	48,726	73,138
Management Fees (Note 8(a),(b))	45,600	45,000
Office, Rent and Telephone (Note 8(c))	68,451	95,807
Stock-Based Compensation (Note 7(e))	-	301,157
Travel	17,960	14,198

	1,178,977	1,165,189

LOSS BEFORE OTHER ITEMS	(1,011,492)	(992,016)

Foreign Exchange (Loss) Gain	(5,070)	16,420
Investment Income	1,959	4,098
Interest Expense on Investment Margin Account	-	(818)
Realized Loss on Disposition of Marketable Securities	-	(73,293)
Abandonment of Mineral Property (Note 3)	(711,868)	(172,040)

NET LOSS FOR THE YEAR	(1,726,471)	(1,217,649)

Deficit, Beginning of the Year	(5,357,068)	(4,139,419)

DEFICIT, END OF THE YEAR	(7,083,539)	(5,357,068)

BASIC AND DILUTED LOSS PER SHARE	(0.23)	(0.22)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	7,657,279	5,649,635

The accompanying notes are an integral part of the consolidated financial statements.

ABINGTON RESOURCES LTD.

Consolidated Statements of Comprehensive Loss

For the Years Ended October 31, 2011 and 2010

	2011	2010
	$	$

NET LOSS FOR THE YEAR	(1,726,471)	(1,217,649)

Other Comprehensive Income for the Year	-	-

COMPREHENSIVE LOSS FOR THE YEAR	(1,726,471)	(1,217,649)

The accompanying notes are an integral part of the consolidated financial statements.

ABINGTON RESOURCES LTD.

Consolidated Statements of Cash Flows

For the Years Ended October 31, 2011 and 2010

	2011	2010
	$	$
CASH WAS PROVIDED FROM, UTILIZED (FOR)

OPERATING ACTIVITIES

Net Loss for the Year	(1,726,471)	(1,217,649)
Non-Cash Items
Accretion	1,009	917
Depletion	9,302	11,214
Stock-Based Compensation	-	301,157
Realized Loss on Disposition of Marketable Securities	-	73,293
Abandonment of Mineral Property	711,868	172,040

	(1,004,292)	(659,028)

Change in Non-Cash Working Capital Accounts (Note 6(b))	137,105	103,342

	(867,187)	(555,686)

FINANCING ACTIVITIES

Shares Issued for Cash	24,000	1,779,000
Share Issuance Costs	(121,212)	(135,582)
Share Subscriptions Received	1,225,000	1,750

	1,127,788	1,645,168

INVESTING ACTIVITIES

Acquisition of Marketable Securities	-	(100,291)
Proceeds from Disposition of Marketable Securities	-	320,616
Mineral Property Expenditures	(213,626)	(519,464)

	(213,626)	(299,139)

INCREASE IN CASH AND CASH EQUIVALENTS	46,975	790,343

Cash and Cash Equivalents, Beginning of the Year	1,241,563	451,220

CASH AND CASH EQUIVALENTS, END OF THE YEAR	1,288,538	1,241,563

Supplementary Cash Flow Information (Note 6)

The accompanying notes are an integral part of the consolidated financial statements.

NOTE 1 – NATURE OF BUSINESS

Abington Resources Ltd. (the “Company”) was incorporated on June 10, 1999 under the laws of the Province of British Columbia and is in the business of acquisition, development and exploration of oil, gas and mineral properties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements are prepared using Canadian generally accepted accounting principles (“GAAP”), as summarized below.

a)

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, Abington Resources USA Inc., incorporated on January 14, 2010.  All intercompany transactions and balances have been eliminated upon consolidation.

b)

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The monetary assets and liabilities of the Company which are denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses denominated in foreign currencies are translated at rates of exchange prevailing on the transaction dates. All exchange gains or losses are recognized in operations.

c)

Cash and Cash Equivalents

Cash and cash equivalents include cash, investments in term deposits with an initial term of generally less than three months from date of purchase, and money market mutual funds.

d)

Oil and Gas Interests and Depletion

The Company follows the full cost method of accounting for oil and gas properties whereby all costs relating to the acquisition, exploration and development of oil and gas reserves are capitalized on a property-by-property basis. Such costs include land acquisition costs, geological and geophysical costs, and drilling and other costs related to exploration and development activities and do not necessarily reflect present or future values.  Proceeds from the disposal of oil and gas properties are applied against the capitalized costs of the related property.

The Company annually applies a ceiling test to capitalized costs, net of accumulated depletion and depreciation, to ensure that they do not exceed the estimated undiscounted value of future net revenues from proven oil and gas reserves based on year-end prices and costs, adjusted for estimated future general and administrative expenses, abandonment and site restoration costs, financing costs and income taxes.

Upon commencement of production, capitalized costs are depleted using the unit-of-production method, based on estimated probable and proven oil and gas reserves determined by independent engineers.

At present, a substantial portion of the Company’s activities are conducted jointly with other parties. These consolidated financial statements reflect only the Company’s proportionate interest in the joint ventures.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)

Mineral Properties

The Company’s mineral properties are in the exploration stage and therefore, the Company capitalizes all expenditures related to the acquisition, exploration and development of mineral properties until such time as the properties are placed into commercial production, abandoned, sold or considered to be impaired in value. Costs of producing properties are amortized on a unit-of-production basis based on proven and probable reserves. Costs of abandoned properties are written off to operations. Proceeds received on the sale of interests in mineral properties are credited to the carrying value of the mineral properties, with any excess included in operations. Adjustments to carrying value due to impairment are charged to operations.

Property option payments received are credited against the cost of mineral properties. Where option payments received exceed the recorded acquisition costs of mineral claims, the amount in excess of the capitalized costs is credited to operations.

The Company has not yet determined the amount of reserves available on the properties owned. The recoverability of the capitalized costs for mineral properties are dependent upon the discovery of economically recoverable reserves, the ability of the Company to obtain financing to complete development of the properties and on future production or proceeds of disposition. The Company assesses the impairment of a mineral property whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Recoverability of the capitalized costs are then determined by a comparison of the carrying amount of the property to future undiscounted net cash flows expected to be generated by the mineral property. If a mineral property is considered to be impaired, that property is written down to its estimated net realizable value.

Although the Company has taken steps to verify the title to mineral properties in which it has an interest in accordance with general industry standards, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and therefore title may be affected.

f)

Asset Retirement Obligation

The Company records the fair value of a liability for an asset retirement obligation, including site closure and reclamation costs associated with the abandonment of oil and gas producing properties and restoration of mineral properties, in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company records the estimated present value of future cash flows associated with site closure and reclamation as a liability when the liability is incurred and increases the carrying value of the related assets by that amount.

The liability is accreted over time for changes in the fair value through charges to accretion expense. The costs capitalized to the related assets are depleted to earnings in a manner consistent with the underlying assets.

g)

Impairment of Long-Lived Assets

Long-lived assets are reviewed by management for possible impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. An impairment loss is recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flow expected to result from the use of the asset and its eventual disposition.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)

Revenue Recognition

The Company records revenues associated with oil and gas sales when crude oil is sold to purchasers on its behalf and collection is reasonably assured.

i)

Income Taxes

The Company accounts for future income taxes using the asset and liability method, whereby future tax assets and liabilities are determined based on differences between the financial reporting and the tax bases of assets and liabilities. These differences are measured using substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. Income tax assets, including the benefit of income tax losses available for carry-forward, are only recognized to the extent that it is more likely than not that the Company will ultimately realize those assets.

j)

Share Capital

The Company records proceeds from share issuances net of related share issue costs. Share capital issued for non-monetary consideration is recorded at an amount based on the quoted market value of the Company’s shares on the date of share issuance.

k)

Stock-Based Compensation

The Company grants stock options to management, directors, employees and consultants. The Company recognizes compensation expense for options and broker warrants issued using the fair value method. The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model, and recognized over the vesting period with the offsetting amounts credited to contributed surplus.

Consideration received on the exercise of stock options is recorded as share capital and the related contributed surplus amount is transferred to share capital.

l)

Loss Per Common Share

Basic loss per common share is calculated using the weighted average number of common shares issued and outstanding during the year. Diluted loss per share is the same as basic loss per share as the effect of issuance of shares on the exercise of stock options and warrants is anti-dilutive.

m)

Comprehensive Income

Comprehensive income is the change in net assets from transactions related to non-shareholder sources. The Company presents gains and losses which would otherwise be recorded as part of net earnings in “other comprehensive income” until it is considered appropriate to recognize them into net earnings. The Company presents comprehensive income and its components in a separate financial statement that is displayed with the same prominence as other financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)

Financial Instruments

The Company’s financial instruments are classified into one of the following categories: held-for-trading, held-to-maturity, loans and receivables, available-for-sale assets or other financial liabilities.

Financial assets and liabilities held-for-trading are measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables, and other financial liabilities are measured at amortized cost using the effective interest method. Available-for-sale financial instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income and reported in shareholders’ equity.

The Company has classified its financial instruments as follows:

a)

Cash and cash equivalents are classified as held-for-trading;

b)

Accounts receivable and share subscription receivable are classified as loans and receivables; and

c)

Accounts payable and accrued liabilities, amount due to related party, and asset retirement obligation are classified as other financial liabilities.

o)

Use of Estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of management estimates include the assessment of the recoverability of oil and gas interests and mineral properties, the determination of the depletion period of oil and gas interests, the estimated amount of accrued liabilities and asset retirement obligations, the realization of future income tax assets, and the determination of fair value of stock-based compensation. Actual results may differ from these estimates.

Annual depletion of oil and gas interests is determined based on the ceiling test using estimates of proven reserves, production rates, oil and gas prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty. The effect on the consolidated financial statements for changes in such estimates may be significant.

p)

New Accounting Pronouncements – International Financial Reporting Standards (“IFRS”)

In February 2008, the CICA announced that Canadian GAAP for publicly accountable enterprises will be replaced by IFRS for fiscal years beginning on or after January 01, 2011. Companies will be required to provide IFRS comparative information for the previous fiscal year. Accordingly, the conversion from Canadian GAAP to IFRS will be applicable to the Company’s reporting for the first quarter ending January 31, 2012. While the Company has begun assessing the adoption of IFRS for 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

NOTE 3 – MINERAL PROPERTIES

	Evangeline, Canada	Treasure King, USA	Total
	$	$	$

Balance, October 31, 2009	150,818	-	150,818

Acquisition and Staking Fees	10,000	39,268	49,268
Exploration Costs	11,222	458,974	470,196
Expenditures Written Off on Abandonment	(172,040)	-	(172,040)

Balance, October 31, 2010	-	498,242	498,242

Acquisition and Staking Fees	-	34,376	34,376
Exploration Costs	-	179,250	179,250
Expenditures Written Off on Abandonment	-	(711,868)	(711,868)

Balance, October 31, 2011	-	-	-

a)

Evangeline Property, Sudbury, Ontario, Canada

On November 05, 2008, the Company entered into an option agreement to acquire a 100% interest in a mineral claim on the Evangeline area in the Sudbury mining division of Ontario for cash payments totalling $55,000 payable over a term of three years. In 2008, the Company staked an additional seven mineral claims in the Evangeline area.

During the year ended October 31, 2010, the Company abandoned the property and wrote off capitalized acquisition and exploration costs totalling $172,040.

b)

Treasure King Property, Yavapai County, Arizona, USA

On February 05, 2010, the Company entered into an option agreement to acquire a 100% interest in ten mineral claims identified as the Treasure King Property, a gold property located in the Turkey Creek Mining District in Yavapai County, Arizona, USA for cash payments totalling $125,000 due as follows:

•

$20,000 at the time of signing the option agreement (paid); and

•

$17,500 to be paid semi-annually beginning August 05, 2010 (three payments had been made as of October 31, 2011).

The Company was responsible to maintain the property in good standing over the term of the option agreement. The agreement could be terminated by the Company or by the Optionor by giving 30 days written notice, or if the Company was in default of its obligations or by mutual agreement.

During the year ended October 31, 2011, the Company abandoned the property and wrote off capitalized acquisition and exploration costs totalling $711,868 (Note 14(b)).

NOTE 4 – OIL AND GAS INTERESTS

		Accumulated	Net Book
	Cost	Depletion	Value
	$	$	$
2011
Weyburn, Saskatchewan, Canada	211,174	178,380	32,794
Kingsford, Saskatchewan, Canada	279,961	264,791	15,170

	491,135	443,171	47,964

2010
Weyburn, Saskatchewan, Canada	211,174	172,341	38,833
Kingsford, Saskatchewan, Canada	279,961	261,528	18,433

	491,135	433,869	57,266

The Company has a 10% working interest in two horizontal oil and gas producing wells located in Weyburn, Saskatchewan, and an 8% working interest in one horizontal oil producing well located in Kingsford, Saskatchewan.

The Company has applied a ceiling test to its capitalized oil and gas interests as at October 31, 2011 and 2010 and determined that there is no impairment of costs requiring a write down in carrying value.

NOTE 5 – ASSET RETIREMENT OBLIGATION

	2011	2010
	$	$

Balance, Beginning of the Year	10,090	9,173

Accretion Expense	1,009	917

Balance, End of the Year	11,099	10,090

This asset retirement obligation represents the discounted costs of the Company’s liability for the future restoration and clean up of its oil and gas producing properties. The total undiscounted amount of estimated cash flows required to settle the obligation is $26,725 (2010 – $26,638), which is based on the Company’s interest in the oil and gas properties and discounted using a risk free discount rate of 10% and an inflation rate of 2%. This obligation is expected to be incurred between 2021 and 2024.

NOTE 6 – SUPPLEMENTARY CASH FLOW INFORMATION

a)

Composition of Cash and Cash Equivalents

Cash	1,074,609	277,375
Money Market Funds	213,929	212,567
Term Deposit	-	751,621

	1,288,538	1,241,563

NOTE 6 – SUPPLEMENTARY CASH FLOW INFORMATION (Continued)

b)

Change in Non-Cash Working Capital Accounts

	2011	2010
	$	$

Accounts Receivable	2,552	(2,555)
HST Recoverable	(3,489)	3,700
Accounts Payable and Accrued Liabilities	108,042	85,021
Investment Margin Account	-	(12,824)
Due to Related Party	30,000	30,000

	137,105	103,342

c)

Other Items

Interest Income Received	1,835	1,867
Interest Expense Paid	-	818

NOTE 7 – SHARE CAPITAL

a)

Authorized Capital

Unlimited number of common shares without par value.

b)

Issued and Outstanding Common Shares and Contributed Surplus

	Number of		Contributed
	Common Shares	Amount	Surplus
		$	$

Balance, October 31, 2009	3,199,027	4,292,231	540,941

Shares Issued
Private Placement (i)	1,700,000	510,000	-
Private Placement (ii)	1,000,000	600,000	-
Exercise of Warrants (i)	1,620,000	648,000	-
Exercise of Options	50,000	21,000	-
Fair Value of Option Exercised	-	12,306	(12,306)
Share Issue Costs	-	(135,582)	-
Stock-Based Compensation	-	-	301,157

Balance, October 31, 2010	7,569,027	5,947,955	829,792

Shares Issued
Exercise of Warrants	60,000	24,000	-
Exercise of Options	150,000	97,500	-
Fair Value of Option Exercised	-	74,055	(74,055)
Share Issue Costs	-	(121,212)	-

Balance, October 31, 2011	7,779,027	6,022,298	755,737

NOTE 7 – SHARE CAPITAL (Continued)

b)

Issued and Outstanding Common Shares and Contributed Surplus (Continued)

(i)

During the year ended October 31, 2010, the Company completed a non-brokered private placement of 1,700,000 units at a price of $0.30 per unit for total gross proceeds of $510,000. Each unit consisted of one common share and one share purchase warrant exercisable at $0.40 for 12 months which expired on November 02, 2010. During the year ended October 31, 2010, 1,620,000 of these warrants were exercised for total gross proceeds of $648,000.

(ii)

During the year ended October 31, 2010, the Company completed a non-brokered private placement of 1,000,000 units at a price of $0.60 per unit for total gross proceeds of $600,000. Each unit consisted of one common share and one share purchase warrant exercisable at $0.65 for 24 months which expired on January 11, 2012.

(iii)

During the year ended October 31, 2011, the Company received $1,225,000 in subscription funds for a non-brokered private placement of 2,500,000 units at a price of $0.50 per unit for total gross proceeds of $1,250,000. Each unit will consist of one common share and one share purchase warrant exercisable at $0.60 for a two year period. As of the date of the auditors’ report, the private placement has not been completed.

c)

Stock Options

The Company has established a stock option plan which provides for the granting of incentive stock options up to a maximum of 10% of the Company’s issued and outstanding common shares to directors, officers, employees and consultants. The exercise price associated with each grant of options is determined by the Company and is subject to the policies of the TSX Venture Exchange.

	Number	Weighted Average
	of Options	Exercise Price
		$

Balance, October 31, 2009	291,667	0.42

Granted	610,000	0.65
Exercised	(50,000)	0.42
Expired	(166,667)	0.42

Balance, October 31, 2010	685,000	0.62

Exercised	(150,000)	0.65

Balance, October 31, 2011	535,000	0.59

As at October 31, 2011, the Company has the following outstanding options that expire between March 10, 2015 and September 23, 2015:

	Options Granted and Outstanding			Options Vested and Exercisable

		Weighted Average	Weighted Average		Weighted Average
Range of	Number of	Remaining	Exercise Price	Number of	Exercise Price
Exercise Prices	Options	Contractual Life	$	Options	$

$0.42 – $0.65	535,000	3.91 years	0.59	535,000	0.59

NOTE 7 – SHARE CAPITAL (Continued)

d)

Share Purchase Warrants

	Number of Warrants	Weighted Average Exercise Price
		$
Balance, October 31, 2009	-	-

Issued	2,700,000	0.49
Exercised	(1,620,000)	0.40

Balance, October 31, 2010	1,080,000	0.63

Exercised	(60,000)	0.40
Expired	(20,000)	0.40

Balance, October 31, 2011	1,000,000	0.65

The outstanding warrants expired on January 31, 2012 unexercised.

e)

Stock-Based Compensation

The fair value of stock options granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2011	2010

Risk-Free Annual Interest Rate	Nil	2.08%
Expected Annual Dividend Yield	Nil	0%
Expected Stock Price Volatility	Nil	109%
Expected Life of Option	Nil	5 years

The weighted average fair value per option granted during the year ended October 31, 2011 was $Nil (2010 – $0.49). Total stock-based compensation expense recorded in 2011 was $Nil (2010 – $301,157).  Option pricing models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models may not necessarily provide a single reliable measure of the fair value of the Company’s stock options.

NOTE 8 – RELATED PARTY TRANSACTIONS

In addition to those transactions disclosed elsewhere in these consolidated financial statements, the Company had the following transaction with related parties:

a)

The amount due to a related party relates to unpaid fees for management and administration services accrued to the President of the Company who is also a Director of the Company. The amount is non-interest bearing, unsecured, and has no formal terms of repayment. During the year ended October 31, 2011, the Company accrued management fees of $30,000 (2010 – $30,000) (Note 9(d)).

b)

During the year ended October 31, 2011, the Company paid management fees of $15,600 (2010 – $15,000) to a Director of the Company for management and administration services (Note 9(d)).

NOTE 8 – RELATED PARTY TRANSACTIONS (Continued)

These transactions were in the normal course of operations and were measured at the exchange values, which represent the amount of consideration established and agreed to by the related parties.

NOTE 9 – COMMITMENTS

a)

Consulting Agreement

On November 01, 2003, the Company entered into a consulting agreement with an arm’s length party for general management, strategic, financing, and administration services. The agreement is for a term of three years with automatic one-year renewals. For the year ended October 31, 2011, the Company paid $360,000 (2010 – $277,000) for consulting services and $39,745 (2010 – $38,494) for expense reimbursements.

b)

Mining Operation Agreement

On October 01, 2007, the Company entered in a mining operations agreement with an arm’s length party for management and supervision of mineral projects and evaluation of potential mineral projects. The agreement is for a term of three years with automatic one-year renewals. For the year ended October 31, 2011, the Company paid $397,813 (2010 – $427,626) in connection with mineral properties and exploration, of which $179,250 was capitalized in mineral properties and written off on abandonment of the property (Note 3) and $218,562 was included in consulting fees expense.

c)

Investor Relations Agreement

On November 01, 2009, the Company entered into an investor relations agreement with an arm’s length party for investor relation and administration services. The agreement is automatically renewed each year and calls for bi-weekly payments. For the year ended October 31, 2011, the Company paid US$48,000 (2010 – US$66,800) for investor relations services and US$48,000 (2010 – US$66,800) for office administration services (Note 8(c)).

d)

Management Agreements

On November 01, 2008, the Company entered into management agreements with the President (also a Director) and a Director of the Company for management and administration services for monthly fees of $2,500 and $1,200 (increased to $1,300 commencing May 01, 2010) respectively, with automatic monthly renewals.  For the year ended October 31, 2011, the Company incurred management fees totalling $45,600 (2010 – $45,000) (Note 8(a),(b)).

e)

Corporate Finance Agreement

On November 01, 2009, the Company entered into a corporate finance agreement with an arm’s length party for corporate financing services for a monthly fee of Euro 15,000 plus commissions of 10% of any financing raised. The agreement is automatically renewed every 3 months and may be terminated by the Company at any time with a termination fee equal to the fees payable for the balance of the renewed contract.  For the year ended October 31, 2011, the Company incurred corporate finance fees totalling $267,268 (2010 – $256,191) and finders fees totalling $121,212 (2010 – $128,645).

f)

Marketing Consulting Agreement

On December 1, 2010, The Company entered into an agreement with an arm’s length party for marketing consulting services for a monthly fee of $2,750. The contract may be terminated upon written notice from either party. For the year ended October 31, 2011, the Company incurred marketing consulting fees totalling $30,250.

NOTE 10 – CONTINGENT LIABILITY

On May 06, 2004, a lawsuit was filed against the Company for an unpaid invoice of US$80,119 relating to exploration work performed. The outcome of the lawsuit is uncertain, and management is of the opinion that the claim has no merit. Accordingly, the Company has made no provision for this contingency.

NOTE 11 – INCOME TAXES

a)

Provision for Income Taxes

A reconciliation of income taxes at the statutory tax rate is as follows:

	2011	2010
	$	$

Expected Income Tax Recovery	(326,736)	(350,074)
Share Issue Costs	(13,781)	(7,796)
Items Not Deductible for Tax	2,767	160,604
Effect of Change in Tax Rates	23,075	25,730
Unrecognized Tax Benefits of Non-Capital Losses	314,675	171,536

Income Tax Expense	-	-

b)

Future Income Taxes

The tax effects of significant temporary differences that give rise to future income tax assets are as follows:

Future Income Tax Assets
Non-Capital Losses Carried-Forward	881,693	691,016
Capital Losses Carried-Forward	53,845	53,845
Property and Equipment	1,999	1,999
Resource Expenditures	576,380	522,974
Share Issue Costs	44,580	27,116
Valuation Allowance	(1,558,497)	(1,296,950)

Net Future Income Tax Assets	-	-

c)

Future Income Taxes (Continued)

As at October 31, 2011, the Company has accumulated Canadian non-capital losses of $3,526,773 which may be applied to reduce taxable income of future years. The non-capital losses expire as follows:

Year	$

2014	410,059
2015	348,170
2026	280,186
2027	322,868
2028	117,287
2029	306,408
2030	686,143
2031	1,055,652

3,526,773

The Company has accumulated Canadian capital losses of $430,757 which can be carried forward indefinitely to offset future capital gains, and cumulative resource pools of $2,305,520 which can be carried forward indefinitely to offset future taxable income.  Future tax benefits that may arise as a result of these losses and expenditures have not been recognized in these consolidated financial statements and have been offset by a valuation allowance.

NOTE 12 – FINANCIAL INSTRUMENTS

The Company’s financial instruments are exposed to certain financial risks:

a)

Fair Value

The carrying values of cash and cash equivalents, accounts receivable, share subscription receivable,  accounts payable and accrued liabilities, amount due to related party and asset retirement obligation approximate their fair values as at the balance sheet date.

b)

Credit Risk

Credit risk is the risk of loss associated with a counter party’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to its cash and cash equivalents and accounts receivable balances. The credit risk with respect to these amounts is not material.

c)

Interest Rate Risk

Interest rate price risk is not material as the amount owed to related party is non-interest bearing.

d)

Liquidity Risk

Liquidity risk refers to the risk that an entity will encounter difficulty meeting obligations associated with financial liabilities. The liquidity risk with respect to these amounts is not material.

e)

Foreign Currency Risk

The Company is exposed to currency exchange rate risks to the extent of the funds held in United States dollar bank account. The Company does not hedge its exposure to fluctuations in foreign exchange rates. The foreign currency risk with respect to these amounts is not material.

NOTE 13 – CAPITAL MANAGEMENT

The objectives of the Company’s capital management are to ensure adequate and sufficient resources are available to fund its on-going exploration and capital expenditure requirements on resource properties it has or may acquire, and to safeguard its ability to continue as a going concern. The Company considers its share capital and share subscriptions as capital, which as at October 31, 2011 was $ 7,247,298 (2010 – $5,947,955).

The Company frequently adjusts its capital management on the basis of reviews of capital market outlooks, commodity price changes and macro economic events. In order to maintain or adjust the capital structure, the Company may attempt to issue new shares through private placements, issue new debt, or dispose of assets. Future financings are dependent on market conditions and there can be no assurance that the Company will be able to raise funds in the future.

The Company has no externally imposed capital requirements, and has not paid or declared any dividends since the date of incorporation, nor are any contemplated in the foreseeable future. There were no changes in the Company’s approach to capital management during the year ended October 31, 2011.

NOTE 14 – SUBSEQUENT EVENTS

a)

Proposed Private Placement

On November 16, 2011, the Company received an additional $25,000 in subscription proceeds for a private placement (Note 7(b)(iii)). As of the date of the auditors’ report, the private placement has not been completed.

b)

Mineral Property – Treasure King Property

On December 30, 2011, the Company terminated its option agreement for the Treasure King property (Note 3(b)) in Arizona, USA. Accordingly, the Company wrote off capitalized acquisition and exploration costs totalling $711,868 on October 31, 2011.

NOTE 14 – SUBSEQUENT EVENTS (Continued)

c)

Mineral Property – Juniper Property

On November 3, 2011, the Company entered into a letter of intent to acquire a 10-year mining lease identified as the Juniper property located in Pershing County, Nevada, USA for advance minimum royalty payments totalling US$1,400,000 due as follows:

US$

November 1, 2012	50,000
November 1, 2013	50,000
November 1, 2014	75,000
November 1, 2015	100,000
November 1, 2016	125,000
November 1, 2017	150,000
November 1, 2018	175,000
November 1, 2019	200,000
November 1, 2020	225,000
November 1, 2021	250,000

1,400,000

The lessor has an annual option to receive the royalty payments in cash or in kind.  In addition, the Company is subject to minimal annual work commitments, exclusive of claims maintenance expenses, as follows:

November 1, 2013	100,000
November 1, 2014	150,000
November 1, 2015	200,000
November 1, 2016	250,000
November 1, 2017	300,000
November 1, 2018	350,000
November 1, 2019	400,000
November 1, 2020	450,000
November 1, 2021	500,000

2,700,000

The property is subject to a net smelter return royalty of 3% with an option to purchase each of the percentage points at a price of US$1,000,000 per one-half percentage point.

Abington Resources Ltd.

Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(Unaudited)

NOTICE OF NO AUDITOR REVIEW OF CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Under National Instrument 51-102, Part 4, subsection 4.3(3), if an auditor has not performed a review of the condensed consolidated interim financial statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor.

The accompanying unaudited condensed consolidated interim financial statements of Abington Resources Ltd. for the period ended April 30, 2012 have been prepared by management and approved by the Audit Committee and the Board of Directors of the Company and are the responsibility of the Company’s management.

The Company’s independent auditor has not performed a review of these condensed consolidated interim financial statements in accordance with the standards established by the Canadian Institute of Chartered Accountants for a review of condensed consolidated interim financial statements by an entity’s auditor.

ABINGTON RESOURCES LTD.

Condensed Consolidated Interim Statement of Financial Position

(In Canadian Dollars)

(Unaudited)

		April 30,	October 31,	November 1,
		2012	2011	2010
	Notes	$	$	$
			(Note 22)	(Note 22)
ASSETS

Current Assets
Cash and Cash Equivalents	5	839,024	1,288,538	1,241,563
Trades and Other Receivables	6	29,564	20,748	19,811
Share Subscription Receivable		-	97,500	-
Total Current Assets		868,588	1,406,786	1,261,374

Non-Current Assets
Exploration and Evaluation Assets	7	64,684	-	39,268
Oil and Gas Interests	8	202,260	177,148	202,041
Total Non-Current Asset		266,944	177,148	241,309

Total Assets		1,135,532	1,583,934	1,502,683

LIABILITIES
Current Liabilities
Trades and Other Payable	10	452,570	295,373	187,331
Due to Related Parties	14	253,022	228,782	198,782
Total Current Liabilities		705,592	524,155	386,113

Non-Current Liabilities
Decommissioning Liabilities	9	19,671	19,166	18,608
Total Non-Current Liabilities		19,671	19,166	18,608

Total Liabilities		725,263	543,321	404,721

SHAREHOLDERS’ EQUITY
Share Capital	11	7,272,298	6,022,298	5,947,955
Subscription Received	11	-	1,225,000	-
Reserve - Stock Option		245,557	245,557	319,612
Deficit		(7,107,586)	(6,452,242)	(5,169,605)
Total Shareholders' Equity		410,269	1,040,613	1,097,962

Total Liabilities and Shareholders' Equity		1,135,532	1,583,934	1,502,683

The accompanying notes are an integral part of these financial statements.

ABINGTON RESOURCES LTD.

Condensed Consolidated Interim Statements of Comprehensive Loss/Income

(In Canadian Dollars)

(Unaudited)

		Three Months Period Ended		Six Months Period Ended
		April 30,		April 30,
		2012	2011	2012	2011
	Notes			$	$
			(Note 22)		(Note 22)

OIL AND GAS REVENUE		102,655	100,322	209,367	180,113

PRODUCTION COST
Depletion		2,000	2,500	4,000	9,517
Finance		253	230	505	370
Operating		18,665	17,167	37,816	28,940
Royalties		34,357	31,209	67,944	57,651
		55,275	51,106	110,265	96,478

GROSS PROFIT		47,380	49,216	99,102	83,635

EXPENSES
Exploration		8,260	-	49,161	94,221
Finance (Income)		(184)	(613)	(528)	(1,108)
Foreign Exchange Loss (Gain)		(1,389)	17,443	(4,652)	18,100
General and Administrative	15	343,964	222,760	710,465	440,888
		350,651	239,590	754,446	552,101

NET LOSS FOR THE PERIOD		(303,271)	(190,374)	(655,344)	(468,466)

Other Comprehensive Income		-	-	-	-

COMPREHENSIVE LOSS FOR THE PERIOD		(303,271)	(190,374)	(655,344)	(468,466)

Basic and Diluted Loss Per Share		(0.04)	(0.03)	(0.08)	(0.06)

Weighted Average Number of Shares Outstanding		7,979,246	7,629,027	7,978,909	7,629,027

The accompanying notes are an integral part of these financial statements.

ABINGTON RESOURCES LTD.

Condensed Consolidated Interim Statements of Changes In Equity

(In Canadian Dollars)

(Unaudited)

		Share Capital		Contributed	Subscription
		Number	Amount	Surplus	Received	Deficit	Total
		#	$	$	$	$	$

Balance, November 1, 2010	(Note 22)	7,569,027	5,947,955	319,612	-	(5,169,605)	1,097,962
Loss For The Period		-	-	-	-	(468,466)	(468,466)
Warrants Exercised		60,000	24,000	-	-	-	24,000

Balance, April 30, 2011	(Note 22)	7,629,027	5,971,955	319,612	-	(5,638,071)	653,496

Balance, October 31, 2011		7,779,027	6,022,298	245,557	1,225,000	(6,452,242)	1,040,613
Loss For The Period		-	-	-	-	(655,344)	(655,344)
Share Capital Issued		2,500,000	1,250,000	-	-	-	1,250,000
Subscription received		-	-	-	(1,225,000)	-	(1,225,000)

Balance, April 30, 2012		10,279,027	7,272,298	245,557	-	(7,107,586)	410,269

The accompanying notes are an integral part of these financial statements.

ABINGTON RESOURCES LTD.

Condensed Consolidated Interim Statements of Cash Flows

(In Canadian Dollars)

(Unaudited)

		Three Months Period Ended		Six Months Period Ended
		April 30,		April 30,
		2012	2011	2012	2011
	Notes	$	$	$	$

CASH WAS PROVIDED FROM, UTILIZED (FOR)

OPERATING ACTIVITIES:
Net Loss For The Period		(303,271)	(190,374)	(655,344)	(468,466)

Non-Cash Items:
Accretion		253	230	505	370
Depletion		2,000	2,500	4,000	9,517

		(301,018)	(187,644)	(650,839)	(458,579)

Change in Non-Cash Working Capital Accounts	16	33,939	(60,787)	270,121	(122,030)
		(267,079)	(248,431)	(380,718)	(580,609)

FINANCING ACTIVITY
Share Issued for Cash		1,250,000		1,250,000	-
Shares and Share Subscriptions		(1,250,000)	-	(1,225,000)	24,000
		-	-	25,000	24,000

INVESTING ACTIVITIES
Oil and Gas Interest		(25,383)	(982)	(29,112)	(1,777)
Mineral Property Expenditures		(39,589)	(53,887)	(64,684)	(71,307)
		(64,972)	(54,869)	(93,796)	(73,084)

DECREASE IN CASH AND CASH EQUIVALENTS		(332,051)	(303,300)	(449,514)	(629,693)

Cash and Cash Equivalents, Beginning of the Period		1,171,075	915,170	1,288,538	1,241,563

CASH AND CASH EQUIVALENTS, END OF THE PERIOD		839,024	611,870	839,024	611,870

CASH AND CASH EQUIVALENTS CONSIST OF:
Cash		624,566	298,791	624,566	298,791
Treasury Bill		214,458	213,079	214,458	213,079
		839,024	611,870	839,024	611,870

SUPPLEMENTARY CASH FLOW INFORMATION
Interest Income Received		184	613	528	1,108
Interest Expense Paid		-	-	-	-

The accompanying notes are an integral part of these financial statements.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

1.

GENERAL BUSINESS DESCRIPTION

The condensed consolidated interim financial statements of Abington Resources Ltd. (the “Company”) for the six months ended April 30, 2012 were authorized for issue by the Board of Directors on  June 25, 2012.

Abington Resources Ltd. (the “Company”) was incorporated on June 10, 1999 under the laws of the Province of British Columbia The Company is engaged in acquiring, exploring and developing resource properties and has not yet determined whether certain properties contain reserves that are economically recoverable. The Company is listed on the TSX Venture Exchange, having the symbol ABL.V, as a Tier 2 mining issuer.

The address of the Company’s corporate office and principal place of business is Suite 125A, 1030 Denman Street, Vancouver, British Columbia, Canada V6G 2M6.

2.

BASIS OF PREPARATION

The condensed consolidated interim financial statements have been prepared in accordance to IAS 34 Interim Financial Reporting using accounting policies consistent with the International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These are the Company’s first IFRS interim financial statements for part of the period covered by the Company’s first IFRS annual financial statements for the year ended October 31, 2012.  Previously, the Company prepared its annual and interim financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”).

The condensed consolidated interim financial statements are presented in Canadian Dollars, which is also the Company’s functional currency, unless otherwise indicate.

These condensed consolidated interim financial statements have been prepared on the historical cost basis except where noted in the accounting policies or where the items have been restated in compliance with IFRS 1.

The condensed consolidated interim financial statements were prepared on a going concern basis, under the historical cost convention. The Company has a working capital of $162,996 during the six months period ended April 30, 2012 and, as of the date the Company deficit was $7,107,586.   The Company has sufficient cash resources to meet its obligations for at least twelve months from the end of the reporting period. As the Company is in the exploration stage, the recoverability of the costs incurred to date on exploration properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the exploration and development of its properties and upon future profitable production or proceeds from the disposition of the properties and deferred exploration expenditures. The Company will periodically have to raise funds to continue operations and, although it has been successful in doing so in the past, there is no assurance it will be able to do so in the future

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

3.

SIGNIFICANT ACCOUNT JUDGMENT, ESTIMATES AND ASSUMPTIONS

The preparation of these condensed consolidated interim financial statements in conformity of IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities and contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.  However, actual outcomes can differ from these estimates.

In particular, information about significant areas of estimation uncertainty considered by management in preparing the condensed consolidated interim financial statements is described below:

Reserve Estimates

The Company’s reserves have been evaluated in accordance with the Canadian Oil and Gas Evaluation Handbook (“COGEH”) and comply with the standards that govern all aspects of reserves as prescribed in National Instrument 51-101, Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). Under NI 51-101 standards, proved plus probable are considered a “best estimate” of future recoverable reserves.

The estimation of oil and gas reserves is an inherently complex process requiring significant judgment. Proved and probable reserves are estimated based on geological data, geophysical data, engineering data, projected future rates of production, estimated commodity prices, costs, discount rates and the timing of future expenditures. Reserves estimates, although not reported as part of the Company’s financial statements, can have a significant effect on earnings, assets as a result of their impact on depletion and impairment, decomissioning provisions, deferred taxes and business combinations. Accordingly, the impact to the consolidated financial statements in future periods could be material.

Impairment of assets

The Company assesses each cash generating unit annually to determine whether any indication of impairment exists.  Where an indicator of impairment exists, a formal estimate of the recoverable amount is made, which is considered to be the higher of the fair value less costs to sell and value in use.  These assessments require the use of estimates and assumptions such as long-term commodity prices, discount rates, future capital requirements, exploration potential and operating performance.  Fair value is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties.  Fair value of mineral assets is generally determined as the present value of estimated future cash flows arising from the continued use of the asset, which includes estimates such as the cost of future expansion plans and eventual disposal, using assumptions that an independent market participant may take into account.  Cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.  Management has assessed its cash generating units as being an individual mine site, which is the lowest level for which cash inflows are largely independent of those of other assets.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

3.

SIGNIFICANT ACCOUNT JUDGMENT, ESTIMATES AND ASSUMPTIONS, continued

Exploration and Evaluation Expenditure

The application of the Company’s accounting policy for deferred development expenditure requires judgement in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions made may change if new information becomes available. If, after expenditures is capitalized, information becomes available suggesting that the recovery of expenditures is unlikely, the amount capitalized is written off in the profit or loss in the period the new information becomes available.

Title to Mineral Property Interest

Although the Company has taken steps to verify title to mineral properties in which it has interest, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfer and title may be affected by undetected defect.

Asset retirement obligations

The Company recognises the liability for an asset retirement obligation. The relevant costs in associated with the assets retirement obligations are estimated based on the Company’s interpretation of current regulatory requirements. Based on the assessment, the Company did not have any significant asset retirement obligations at the reporting dates.

Contingencies

By their nature, contingencies will only be resolved when one or more future events occur or fail to occur.  The assessment of contingencies inherently involves the exercise of significant judgment and estimates of the outcome of future events.

Share-Based Compensation

Compensation costs recognized for the Company’s share-based compensation plan is subject to the estimation of what the ultimate payout will be using pricing models such as the Black-Scholes model which is based on significant assumptions such as volatility, dividend yield, forfeiture rate and expected term.

Income Taxes

Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognizes liabilities and contingencies for anticipated tax audit issues based on the Company's current understanding of the tax law. For matters where it is probable that an adjustment will be made, the Company records its best estimate of the tax liability including the related interest and penalties in the current tax provision. Management believes they have adequately provided for the probable outcome of these matters; however, the final outcome may result in a materially different outcome than the amount included in the tax liabilities.

In addition, the Company recognizes deferred tax assets relating to tax losses carried forward to the extent there are sufficient taxable temporary differences (deferred tax liabilities) relating to the same taxation authority and the same taxable entity against which the unused tax losses can be utilized. However, utilization of the tax losses also depends on the ability of the taxable entity to satisfy certain tests at the time the losses are recouped.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES

The preparation of the condensed consolidated interim financial statements in accordance with IAS 34 resulted in changes to the accounting policies as compared with the most recent annual financial statements prepared under Canadian GAAP. The accounting policies set out below have been applied consistently to all periods presented in these condensed consolidated interim financial statements. They also have been applied in preparing an opening IFRS balance sheet at November 1, 2010 for the purposes of the transition to IFRSs, as required by IFRS 1. The impact of the transition from Canadian GAAP to IFRS is explained in Note 22.

a)

Basis of Consolidation

These condensed consolidated interim financial statements include the accounts of the Company and its wholly-owned U.S. subsidiary, Abington Resources USA Inc., incorporated on January 14, 2010.  All intercompany transactions and balances have been eliminated.

b)

Foreign Currency Translation

The financial statements are presented in Canadian dollars, which is the Company’s functional currency.

Transactions in foreign currencies are initially recorded in the functional currency at the rate ruling at the date of the transaction.  Monetary assets and liabilities denominated in foreign currencies are retranslated at the spot rate of exchange ruling at the reporting date.  All differences are taken to the statement of comprehensive income.  Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of the initial transaction.  Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

c)

Revenue Recognition

The Company records revenues associated with oil and gas sales when crude oil is sold to purchasers on its behalf and collection is reasonably assured.

d)

Interest income

Interest income is recognized as earned on an accruals basis using the effective interest method in the income statement.

e)

Cash and Cash Equivalents

Cash and cash equivalents in the statement of financial position are comprised of cash and short-term deposits held at major financial institutions with an original maturity of three months or less, which are readily convertible into a known amount of cash. The Company’s cash and cash equivalents are invested in business and savings accounts which are available on demand by the Company for its operations.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

f)

Mineral properties and exploration costs

The Company’s exploration and evaluation assets are intangible assets relating to mineral rights acquired and exploration and evaluation expenditure capitalized in respect of projects that are at the exploration/pre-development stage.

No amortization charge is recognized in respect of exploration and evaluation assets. These assets are transferred to mine development assets in property, plant and equipment upon the commencement of mine development.

Exploration and evaluation expenditure in the relevant area of interest comprises costs which are directly attributable to:

•

Acquisition;

•

Surveying, geological, geochemical and geophysical;

•

Exploratory drilling;

•

Land maintenance;

•

Sampling; and

•

Assessing technical feasibility and commercial viability.

Exploration and evaluation expenditure related to an area of interest where the Company has tenure are capitalized as intangible assets and are initially recorded at cost less impairment.

Exploration and evaluation expenditure also includes the costs incurred in acquiring mineral rights, the entry premiums paid to gain access to areas of interest and amounts payable to third parties to acquire interests in existing projects. Capitalized costs, including general and administrative costs, are only allocated to the extent that those costs can be related directly to operational activities in the relevant area of interest.

All capitalized exploration and evaluation expenditure is assessed for impairment if facts and circumstances indicate that impairment may exist. In circumstances where a property is abandoned, the cumulative capitalized costs relating to the property are written off in the period.

g)

Oil and gas interests

The Company follows the full cost method of accounting for oil and gas interests. Under this method, all costs of exploration and development for petroleum and natural gas reserves are capitalized on a country-by-country basis. Costs include lease acquisition costs, geological and geophysical expenses, carrying charges on non-productive properties, costs of drilling both productive and non-productive wells and overhead charges directly related to exploration activities.

Such costs, together with costs of production equipment and related facilities, are amortized using the unit of production method based on estimated gross proven reserves in each country, as determined by independent consulting engineers. Natural gas reserves and production are converted into equivalent barrels of oil based upon the relative energy content.

The capitalized costs less accumulated depletion and amortization in each centre are limited to an amount equal to the aggregate future net revenues from proven reserves (based on prices and costs at the balance sheet date) plus the costs (net of impairments) of unproven properties, less estimated future financing costs, general and administrative expenses and income taxes.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

a)

Oil and gas interests, continued

Oil and gas assets are evaluated in each reporting period to determine that the carrying amount in a cost center is recoverable and does not exceed the fair value of the properties in the cost center.

Depletion and amortization

Total capitalized costs plus a provision for future development costs, are depleted and amortized, on a country-by-country cost centre basis, using the unit-of-production method based upon estimated gross proved reserves as determined by independent and company engineers with gas (oil) converted to oil (gas) on a relative energy equivalent basis.  Costs of unproved properties excluded from the depletion calculation are evaluated periodically for impairment.

b)

Impairment of Non-Financial Assets

At the end of each reporting period, the carrying amounts of the Company’s assets are reviewed to determine whether there is any indication that those assets are impaired.  If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any.  The recoverable amount is the higher of fair value less costs to sell and value in use.  Fair value is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.  If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in the profit or loss for the period.  For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash generating unit) is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash generating unit) in prior years.  A reversal of an impairment loss is recognized immediately in profit or loss.

c)

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, short-term investments, receivables, accounts payable and accrued liabilities and due to related parties. Cash and cash equivalents and short-term investments are classified as fair value through profit or loss and recorded at fair value. Receivables are classified as loans and receivables and are measured at amortized costs. Accounts payable and accrued liabilities and due to related parties are classified as other financial liabilities, which are measured at amortized cost. The fair value of cash and cash equivalents, short-term investments, receivables, accounts payable and accrued liabilities and due to related parties are equal to their carrying value due to their short-term maturity.

Financial assets are classified as into one of the following categories based on the purpose for which the asset was acquired. All transactions related to financial instruments are recorded on a trade date basis. The Company's accounting policy for each category is as follows:

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

i)

Financial Instruments, continued

Fair value through profit or loss

This category comprises derivatives, or assets acquired or incurred principally for the purpose of selling or repurchasing it in the near term. They are carried in the balance sheet at fair value with changes in fair value recognized in the income statement.

Loans and receivables

These assets are non-derivative financial assets resulting from the delivery of cash or other assets by a lender to a borrower in return for a promise to repay on a specified date or dates, or on demand. They are initially recognized a fair value plus transaction costs that are directly attributable to their acquisition or issue and subsequently carried at amortized cost, using the effective interest rate method, less any impairment losses. Amortized cost is calculated taking into account any discount or premium on acquisition and includes fees that are an integral part of the effective interest rate and transaction costs. Gains and losses are recognized in the profit or loss when the loans and receivables are derecognized or impaired, as well as through the amortization process.

Held-to-maturity investments

These assets are non-derivative financial assets with fixed or determinable payments and fixed maturities that the Company’s management has the positive intention and ability to hold to maturity. These assets are measured at amortized cost using the effective interest method. If there is objective evidence that the investment is impaired, determined by reference to external credit ratings and other relevant indicators, the financial asset is measured at the present value of estimated future cash flows. Any changes to the carrying amount of the investment, including impairment losses, are recognized in the income statement.

Available-for-sale investments

Non-derivative financial assets not included in the above categories are classified as available-for-sale and comprise principally the Company's strategic investments in entities not qualifying as subsidiaries or associates. Available-for-sale investments are carried at fair value with changes in fair value recognized in accumulated other comprehensive loss/income. Where there is a significant or prolonged decline in the fair value of an available-for-sale financial asset (which constitutes objective evidence of impairment) the full amount of the impairment, including any amount previously recognized in other comprehensive loss/income, is recognized in profit or loss. If there is no quoted market price in an active market and fair value cannot be readily determined, available-for-sale investments are carried at cost.

Purchases and sales of available-for-sale financial assets are recognized on a trade date basis. On sale or impairment, the cumulative amount recognized in other comprehensive loss/income is reclassified from accumulated other comprehensive loss/income to profit or loss.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

i)

Financial Instruments, continued

Impairment on financial assets

At each reporting date the Company assesses whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired, if and only if there is objective evidence of impairment as a result of one or more events, that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or the group of financial assets.

Objective evidence of impairment could include the following:

•

Significant financial difficulty of the issuer or counterparty;

•

Default or delinquency in interest or principal payments; or

•

It has become probable that the borrower will enter bankruptcy or financial reorganization.

For financial assets carried at amortized cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of all financial assets, excluding accounts receivable, is directly reduced by the impairment loss. The carrying amount of trade receivable is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

For financial assets measured at amortized cost, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment losses were recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the asset at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Derecognition of financial assets

Financial assets are derecognized when the rights to receive cash flows from the assets expire or the financial assets are transferred and the Group has transferred substantially all the risks and rewards of ownership of the financial assets. On derecognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized directly in equity is recognized in profit or loss.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

i)

Financial Instruments, continued

Financial liabilities

Financial liabilities are classified as other financial liabilities, based on the purpose for which the liability was incurred, and comprise of trade payables and accrued liabilities. These liabilities are initially recognized at fair value net of any transaction costs directly attributable to the issuance of the instrument and subsequently carried at amortized cost using the effective interest rate method. This ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the statement of financial position. Interest expense in this context includes initial transaction costs and premiums payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Trade and other payables represent liabilities for goods and services provided to the Company prior to the end of the period which are unpaid. Trade payable amounts are unsecured and are usually paid within days of recognition.

d)

Interest-Bearing Loans and Other Borrowings

Interest-bearing loans and other borrowings are recognized initially at fair value less related transaction costs.  Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between cost and redemption value being recognized in the income statement over the period of borrowings on an effective interest basis.

e)

Provisions

Provisions are recorded when a present legal or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation estimated at the end of each reporting period, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows. When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount receivable can be measured reliably.

f)

Share Capital

Common shares are classified as equity.  Transaction costs directly attributable to the issue of common shares and share purchase options are recognized as a deduction from equity, net of any tax effects.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

g)

Share-Based Payment

The Company grants stock options to buy common shares of the Company to directors, officers and employees. The board of directors grants such options for periods of up to five years, with vesting periods determined at its sole discretion and at prices equal to the weighted average price of the common shares for the five days on which they were funded immediately preceding the date the options were granted.

The fair value of the options is measured at grant date, using the Black-Scholes option pricing model, and is recognized over the vesting period that the employees earn the options. The fair value is recognized as an expense with a corresponding increase in equity. The amount recognized as expense is adjusted to reflect the number of share options expected to vest.

Where the terms of a stock option is modified, the minimum expense recognized is the expense as if the terms had not been modified. An additional expense is recognized for any modification which increases the total fair value of the stock-based compensation arrangement, or is otherwise beneficial to the employee as measured at the date of modification over the remaining vesting period.

h)

Income Taxes

Income tax on the profit or loss for the periods presented comprises current and deferred tax.  Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax is provided using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.  The following temporary differences are not provided for: goodwill not deductible for tax purposes; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit, and differences relating to investments in subsidiaries, and associates to the extent that they will probably not reverse in the foreseeable future.  The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the financial position reporting date applicable to the period of expected realization or settlement.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

Additional income taxes that arise from the distribution of dividends are recognized at the same time as the liability to pay the related dividend.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

4.

SIGNIFICANT ACCOUNTING POLICIES, continued

i)

Earnings (Loss) Per Share

The Company presents basic and diluted earnings/loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period.  Diluted earnings/loss per share does not adjust the loss attributable to common shareholders or the weight average number of common shares outstanding when the effect is anti-dilutive.

j)

Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control, related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

k)

Recent accounting announcements

IFRS 9 Financial Instruments, as issued in November 2009 and revised in October 2010 is required to be adopted by 2013, subject to confirmation by the International Accounting Standards Board. The standard addresses classification and measurement of financial assets and replaces the multiple category and measurement models in IAS 39 and divides all financial assets that are currently in the scope of IAS 39 into two classifications; amortized cost and those measured at fair value.

IFRS 10 - Consolidated Financial Statements builds on existing principles and standards and identifies the concept of control as the determining factor in whether an entity should be included within the consolidated financial statements of the parent Corporation.

IFRS 11 - Joint Arrangements establishes the principles for financial reporting by entities when they have an interest in arrangements that are jointly controlled.

IFRS 12 Disclosure of Interest in Other Entities provides the disclosure requirements for interests held in other entities including joint arrangements, associates, special purpose entities and other off balance sheet entities.

IFRS 13 - Fair Value Measurement defines fair value, requires disclosure about fair value measurements and provides a framework for measuring fair value when it is required or permitted within the IFRS standards.

IAS 28 - Investments in Associate and Joint Ventures revised the existing standard and prescribes the accounting for investments and sets out the requirements for the application of the equity method when accounting for investments in associates and joint ventures.

The Corporation has not completed its evaluation of the effect of adopting these standards on its consolidated financial statements.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

5.

CASH AND CASH EQUIVALENT

	April 30, 2012	October 31, 2011	November 1, 2010
	$	$	$

Cash at Banks and On Hand	839,024	1,288,538	1,241,563

Total	839,024	1,288,538	1,241,563

Cash at banks earn interests at floating rates based on daily bank deposit rates.  The fair value of cash and short-term deposits equals book value.

6.

TRADE AND OTHER RECEIVABLES

	April 30, 2012	October 31, 2011	November 1, 2010
	$	$	$

GST/HST Receivable	11,089	17,024	19,576
Other Receivables	18,475	3,724	235

Total	29,564	20,748	19,811

GST/HST receivables represent input tax credits arising from sales tax levied on the supply of goods purchased or services received in Canada.

Other receivables are the revenue for oil and gas. The management considers that the fair values of these receivables, which are expected to be recovered within one year, are not materially different from their carrying amounts because these amounts have short maturity periods on inception.

7.

MINERAL PROPERTIES AND EXPLORATION COSTS

	Treasure King USA	Juniper USA	Total
	$	$	$

Balance, November 1, 2010	39,268	-	39,268
Additions:
Acquisition and Staking Costs	34,376	-	34,376
Exploration Cost	553,196	-	553,196
Expenditures Written Off on Abandonment	(626,840)	-	(626,840)

Balance, October 31, 2011	-	-	-
Additions:
Acquisition and Staking Costs	-	64,684	64,684

Balance , April 30, 2012	-	64,684	64,684

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

7.

MINERAL PROPERTIES AND EXPLORATION COSTS, continued

Treasure King Property, Yavapai County, Arizona, USA

On February 05, 2010, the Company entered into an option agreement to acquire a 100% interest in ten mineral claims identified as the Treasure King Property, a gold property located in the Turkey Creek Mining District in Yavapai County, Arizona, USA for cash payments totalling $125,000 due as follows:

•

$20,000 at the time of signing the option agreement (paid); and

•

$17,500 to be paid semi-annually beginning August 05, 2010 (three payments had been made as of October 31, 2011).

The Company was responsible to maintain the property in good standing over the term of the option agreement. The agreement could be terminated by the Company or by the Optionor by giving 30 days written notice, or if the Company was in default of its obligations or by mutual agreement.

During the year ended October 31, 2011, the Company abandoned the property and wrote off capitalized acquisition and exploration costs totalling $626,840.

Juniper Gold Property, Pershing County, Nevada USA

The Company entered into an arms-length lease of the Juniper gold property in Pershing County, Nevada. The property consists of 110 unpatented lode claims south of Winnemucca.Terms of the ten-year lease are as follows:

Advance Minimum Royalty Payments:

•

First year

$25,000US (paid)

•

First Anniversary

$50,000US

•

Second Anniversary

$50,000US

•

Third Anniversary

$75,000US

•

Fourth Anniversary

$100,000US increasing by $25,000 each Anniversary thereafter

Annual Work Commitments:

•

No commitment for Initial Year or First Anniversary year,

•

Second Anniversary year

$100,000US

•

Third Anniversary Year

$150,000US

•

Fourth Anniversary Year

$200,000US increasing by $50,000US each Anniversary year thereafter.

The Juniper property will carry a 3% NSR with an option to purchase one percentage point at $1,000,000 per one-half percentage point.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

8.

OIL AND GAS PROPERTIES

		Accumulated	Net Book
	Cost	Depletion	Value
	$	$	$

November 1, 2011
Weyburn, Saskatchewan, Canada	205,962	117,509	88,453
Kingsford, Saskatchewan, Canada	276,000	162,412	113,588

	481,962	279,921	202,041

October 31, 2011
Weyburn, Saskatchewan, Canada	205,962	128,407	77,555
Kingsford, Saskatchewan, Canada	276,000	176,407	99,593

	481,962	304,814	177,148

April 30, 2012
Weyburn, Saskatchewan, Canada	205,962	83,978	121,984
Kingsford, Saskatchewan, Canada	276,000	195,724	80,276

	481,962	279,702	202,260

The Company has a 10% working interest in two horizontal oil and gas producing wells located in Weyburn, Saskatchewan, and an 8% working interest in one horizontal oil producing well located in Kingsford, Saskatchewan.

The Company has applied a ceiling test to its capitalized oil and gas interests as at October 31, 2011 and 2010 and determined that there is no impairment of costs requiring a write down in carrying value.

9.

DECOMMISSIONING

	April 30, 2012	October 31, 2011	November 1, 2010
	$	$	$

Opening Balance	19,166	11,099	10,090
Add: Accretion	505	8,067	8,518

Total	19,671	19,166	18,608

This asset retirement obligation represents the discounted costs of the Company’s liability for the future restoration and clean up of its oil and gas producing properties. The total undiscounted amount of estimated cash flows required to settle the obligation is $26,725 (2010 – $26,638), which is based on the Company’s interest in the oil and gas properties and discounted using a risk free discount rate of 10% and an inflation rate of 2%. This obligation is expected to be incurred between 2021 and 2024.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

10.

TRADE AND OTHER PAYABLES

	April 30, 2012	October 31, 2011	November 1, 2010
	$	$	$

Trade Payables	437,570	252,673	151,331
Accrued Liabilities	15,000	42,700	36,000

Total	452,570	295,373	187,331

11.

SHARES CAPITAL

a)

Authorized, issued and outstanding common shares

The authorized share capital of the Company consists of an unlimited number of common shares without par value.

b)

The following is a summary of change in common shares from November 1, 2010 to April 30, 2012:

	Number of Shares	Amount
	#	$

Balance, November 1, 2010	7,569,027	5,947,955

Issue of Shares on Exercise of Warrants	60,000	24,000
Issue of Shares on Exercise of Stock Options	150,000	97,500
Fair Value of Options Transferred	-	74,055
Less Share Issuance Costs	-	(121,212)

Balance, October 31, 2011	7,779,027	6,022,298

Issue of Shares	2,500,000	1,250,000

Balance, April 30, 2012	10,279,027	7,272,298

During the period ended April 30, 2012, the Company completed a non-brokered private placement of 2,500,000 units at a price of $0.50 per unit for total gross proceeds of $1,250,000. Each unit will consist of one common share and one share purchase warrant exercisable at $0.60 for a two year period.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

11.

SHARES CAPITAL, continued

c)

Warrants

The following is a summary of change in warrants from November 1, 2010 to April 30, 2012:

Number of Warrants

Balance, August 1, 2010	1,080,000

Warrants Exercised	(60,000)
Warrants Expired	(20,000)

Balance, October 31, 2011	1,000,000
Warrants Issued	2,500,000
Warrants Expired	(1,000,000)

Balance, April 30, 2012	2,500,000

As at April 30, 2012 the Company had outstanding warrants as follows:

Number of warrants	Exercise Price	Expiry Date

2,500,000	$0.60 per share	November 21, 2013

12.

SHARE-BASED PAYMENT

The Company has adopted an incentive stock option plan (the “Option Plan”) which provides that the Board of Directors of the Company may from time to time, in its discretion, and in accordance with TSX-V requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 10% of the issued and outstanding common shares.  Such options will be exercisable for a period of up to 10 years from the date of grant.  Vesting terms will be determined at the time of grant by the Board of Directors.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

12.

SHARE-BASED PAYMENT, continued

The following is a summary of change in stock options from November 1, 2010 to April 30, 2012:

	Options Outstanding
		Weighted Average
	Number of Shares	Exercise Price
	#	$

Balance, November 1, 2010	685,000	$0.62
Issue of warrants
Exercised	(150,000)	$0.65

Balance, October 31, 2011 and April 30, 2012	535,000	$0.59

As at April 30, 2012, the Company had a total of 535,000 stock options outstanding related to director, employee and consultant options, the details of which are as follows:

				Outstanding		Exercisable
Grant Date	Expiry Date	Range of Exercise Prices Price	Number of Options	Weighted-average exercise price	Weighted- average remaining contractual life (years)	Number of options	Weighted- average exercise price

March 10, 2009	March 10, 2015	$0.42	75,000	$0.42	3.03	75,000	$0.42
Sept. 23, 2010	Sept. 23, 2015	$0.65	460,000	$0.65	3.48	460,000	$0.65

13.

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE

The calculation of basic loss per share for the period ended April 30, 2012 was based on the loss attributable to common shareholders of $655,344 (2011 - $468,466) and the weighted average number of common shares outstanding of 7,979,246 (2011 – 7,629,027) respectively.

The Company does not have any instruments that would give rise to a dilution effect.

14.

RELATED PARTY TRANSACTIONS

The following is a summary of the Company’s related transactions during the period:

(a)

Management and Administrative

Management fees of $15,000 (six months ended April 20, 2011-$15,000), were accrued to a President and director of the Company.

Management fees of $7,800 (six months ended January 31, 2011-$7,800), were paid to a director of the Company

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

14.

RELATED PARTY TRANSACTIONS, continued

As at April 30, 2012, $253,022 (2011: $228,782; 2010: 198,782) was payable to the President and director of the Company. The amounts are unsecured, non-interest bearing and no fixed terms of repayment.

15.

GENERAL AND ADMINISTRATIVE EXPENSES

The administrative expenses for the Company are broken down as follows:

		Three Months Period Ended		Six Months Period Ended
		April 30,		April 30,
	Note	2012	2011	2012	2011
		$	$	$	$

Accounting, Audit and Legal		22,059	10,387	27,766	19,712
Bank Charges and Interest		253	241	410	1,475
Consulting Fees	17 (a)( b) (f)	204,016	98,924	430,214	199,324
Corporate Finance	17 (e)	59,498	62,683	130,847	124,001
Filing and Transfer Agent		12,158	10,265	22,207	14,237
Investor Relations	17 (c)	11,893	13,143	23,913	25,305
Management Fees	17 (d)	11,400	11,400	22,800	22,800
Office, Rent and Telephone		20,307	14,222	40,061	27,707
Travel		2,380	1,495	12,247	6,327

Total administrative expenses		343,964	222,760	710,465	440,888

16.

CHANGE IN NON-CASH WORKING CAPITAL ACCOUNTS

	Three Months Period Ended		Six Months Period Ended
	April 30,		April 30,
	2012	2011	2012	2011
	$	$	$	$

Trade and Other Receivables	(12,517)	(6,250)	(8,816)	(5,644)
Share Subscription Receivable	97,500	-	97,500	-
Trade and Other Payable	(58,543)	(62,037)	157,197	(131,386)
Due to Related Party	7,499	7,500	24,240	15,000

	33,939	(60,787)	270,121	(122,030)

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

17.

COMMITMENT AND SIGNIFICANT CONTRACTS

g)

Consulting Agreement

On November 01, 2003, the Company entered into a consulting agreement with an arm’s length party for general management, strategic, financing, and administration services. The agreement is for a term of three years with automatic one-year renewals. For the period ended April 30, 2012, the Company paid $180,000 (2011 – $180,000) for consulting services and $428,336 (2011 – $10,164) for expense reimbursements.

h)

Mining Operation Agreement

On October 01, 2007, the Company entered in a mining operations agreement with an arm’s length party for management and supervision of mineral projects and evaluation of potential mineral projects. The agreement is for a term of three years with automatic one-year renewals. For the period ended April 30, 2012, the Company paid $239,215 (2011 – $138,450) in connection with mineral properties and exploration and property investigation

i)

Investor Relations Agreement

On November 01, 2009, the Company entered into an investor relations agreement with an arm’s length party for investor relation and administration services. The agreement is automatically renewed each year and calls for bi-weekly payments. For the period ended April 30, 2012, the Company paid US$12,000 (2011 – US$12,000) for investor relations services and US$12,000 (2011 – US$12,000) for office administration services.

j)

Management Agreements

On November 01, 2008, the Company entered into management agreements with the President (also a Director) and a Director of the Company for management and administration services for monthly fees of $2,500 and $1,200 (increased to $1,300 commencing May 01, 2010) respectively, with automatic monthly renewals. For the period ended April 30, 2012, the Company incurred management fees totalling $22,800 (2011 – $22,800).

k)

Corporate Finance Agreement

On November 01, 2009, the Company entered into a corporate finance agreement with an arm’s length party for corporate financing services for a monthly fee of Euro 15,000 plus commissions of 10% of any financing raised. The agreement is automatically renewed every 3 months and may be terminated by the Company at any time with a termination fee equal to the fees payable for the balance of the renewed contract. For the period ended April 30, 2012, the Company incurred corporate finance fees totalling $130,847 (2011 – $124,001).

l)

Marketing Consulting Agreement

On December 1, 2010, The Company entered into an agreement with an arm’s length party for marketing consulting services for a monthly fee of $2,750. The contract may be terminated upon written notice from either party. For the period ended April 30, 2012, the Company incurred marketing consulting fees totalling $11,000.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

18.

CONTINGENT LIABILITY

On May 06, 2004, a lawsuit was filed against the Company for an unpaid invoice of US$80,119 relating to exploration work performed. The outcome of the lawsuit is uncertain, and management is of the opinion that the claim has no merit. Accordingly, the Company has made no provision for this contingency.

19.

CAPITAL RISK MANAGEMENT

The Company’s objective when managing capital is to safeguard its accumulated capital in order to provide adequate return to shareholders by maintaining a sufficient level of funds, in order to support the acquisition, exploration and development of mineral properties. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company is dependent on external financing to fund its activities. In order to carry out property acquisitions and exploration and pay for administrative costs, the Company will spend its existing working capital and raise additional amounts as needed.

The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential, and if it has adequate financial resources to do so. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

20.

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The fair value of the Company’s financial assets and liabilities approximates the carrying amount.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.  The three levels of the fair value hierarchy are:

d.

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities

e.

Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

f.

Level 3 – inputs that are not based on observable market data.

	Financial assets at fair value
	Level 1	Level 2	Level 3	April 30, 2012
	$			$
Held-for-trading financial asset
Cash and cash equivalents	839,024			839,024
Total financial assets at fair value	839,024			839,024

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

20.

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT, continued

	Financial assets at fair value
	Level 1	Level 2	Level 3	October 31, 2011
	$			$
Held-for-trading financial asset
Cash and cash equivalents	1,288,538			1,288,538
Total financial assets at fair value	1,288,538			1,288,538

	Financial assets at fair value
	Level 1	Level 2	Level 3	November 1, 2010
	$			$
Held-for-trading financial asset
Cash and cash equivalents	1,241,563			1,241,563
Total financial assets at fair value	1,241,563			1,241,563

The fair values of the Company’s accounts receivable, amount due to related parties and accounts payable and accrued expenses approximate their carrying values due to their short term nature.

The Company is exposed to varying degrees to a variety of financial instrument related risks.  The Board approves and monitors the risk management processes, inclusive of counterparty limits, controlling and reporting structures.

The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk of loss associated with a counter party’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to its cash and cash equivalents and short-term investment balances. The Company manages its credit risk on bank deposits by holding deposits in high credit quality banking institutions in Canada. Management believes that the credit risk with respect to cash and cash equivalents and short-term investment is remote.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity risk through the management of its capital structure (Note 19). Accounts payable and accrued liabilities are due within the current operating period.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The risk that the Company will realize a loss as a result of a decline in the fair value of the cash and cash equivalents and short-term investment is limited because they are generally held to maturity.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

20.

FINANCIAL INSTRUMENTS AND RISK MANAGEMENT, continued

Foreign currency exchange rate risk

Foreign currency exchange rate risk is the risk that the fair value of financial instruments or future cash flows will fluctuate as a result of changes in foreign exchange rates.  The Company's functional currency is the Canadian dollar and major transactions are transacted in Canadian dollars.  The Company has future option payment commitment denominated in US dollar which future currency exchange fluctuation between Canadian dollar and US dollar may have significant impact on the Company’s financial statements.  Currently, the management believes the foreign exchange risk derived from currency conversions is not material significant and therefore does not hedge its foreign exchange risk.

21.

COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to current period presentation.

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”)

The condensed consolidated interim financial statements for the period ended April 30, 2012 are the Company’s first financial statements prepared in accordance with IFRS. The Company adopted IFRS in accordance with IFRS 1 “First Time Adoption of International Financial Reporting Standards” which requires that comparative financial information be provided. As a result the first date at which the Company has applied IFRS was November 1, 2010 (the "Transition Date”).

IFRS requires the Company to retrospectively apply all effective IFRS standards effective as of the Company’s first IFRS annual reporting date as of October 31, 2012.  IFRS are applied retrospectively at the Transition Date with all adjustments to assets and liabilities as stated under Canadian GAAP taken to retained earnings, unless certain optional exemptions and mandatory exceptions are applied.

a)

First-time Adoption Exemptions Applied

IFRS 1 permits certain exemptions from full retrospective application upon transition.  The Company has applied the following optional exemptions to its opening consolidated statement of financial position at November 1, 2010:

i)

Business Combinations

The Company has elected not to retrospectively apply IFRS 3 “Business Combinations” to business combinations that occurred before the Transition Date.

ii)

Share-Based Payment Transactions

The Company has elected not to apply IFRS 2 “Share-Based Payment” to equity instruments that vested prior to the Transition Date

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

a)

First-time Adoption Exemptions Applied, continued

iii)

Deemed Cost of Oil and Gas Interests

The Company has elected to measure oil and gas interests at the Transition Date on the following basis:

a.

Exploration and evaluation assets at the amount determined under Canadian GAAP; and

b.

Assets in the development or production phases at the amount determined for the cost center under Canadian GAAP, allocated to the cost center’s underlying assets pro rata using reserve values as at the Transition Date.

The Company had no exploration and evaluation assets for its oil and gas interests as at the Transition Date.

iv)

Decommissioning Liabilities

The Company has elected to adopt IAS 37, “Provisions, Contingent Liabilities and Contingent Assets”, on a prospective basis by measuring decommissioning liabilities (previously referred to as asset retirement obligation) as of the Transition Date and recognizing in retained earnings the difference between measurement of the liabilities under IAS 37 and the carrying amount of the liabilities at the Transition Date under Canadian GAAP.  In applying this exemption, the upward adjustment to retained earnings as at November 1, 2010 was $8,518 (Note 22(c)(iv).

b)

First-time Adoption Exception Applied

IFRS 1 also prohibits retrospective application of some aspects of other IFRSs.  The Company has applied the following mandatory exception to its opening statement of financial position at November 1, 2010:

i)

Estimates

An entity’s estimates under IFRS at the Transition Date to IFRS must be consistent with estimates made for the same date under Canadian GAAP, unless there is objective evidence that those estimates were in error.  The Company’s IFRS estimates as of November 1, 2010 are consistent with its Canadian GAAP estimates for the same date.

c)

Notes to the Reconciliation of Canadian GAAP to IFRS

IFRS employs a conceptual framework that is similar to Canadian GAAP.  While the adoption of IFRS has not changed the actual cash flows of the Company, the adoption has resulted in changes to the Company’s reported financial position and results of operations. Presented in Note 15(d), (e) and (f) are reconciliations to IFRS of the Company’s assets, liabilities, equity, comprehensive income, and cash flows from those reported under Canadian GAAP, with the resulting adjustments explained below.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

c)

Notes to the Reconciliation of Canadian GAAP to IFRS, continued

i)

Exploration and Evaluation Assets

Under Canadian GAAP – Costs associated with the acquisition and exploration of mineral resources were capitalized.

Under IFRS – The Company has elected to retrospectively change its accounting policy for the treatment of exploration expenditures to a policy of expensing all exploration expenditures.  The change in accounting policy aligned the Company with policies applied by other comparable junior resource companies, and resulted in a decrease of $458,974 in exploration and evaluation assets and a corresponding decrease in retained earnings on the Transition Date.

All expenditures related to the acquisition of mineral properties continue to be capitalized.  The Company has elected to measure its exploration and evaluation assets at the Transition Date at the amount previously capitalized under Canadian GAAP.

ii)

Oil and Gas Interests

Under Canadian GAAP – Depletion of oil and gas interests were determined on a unit-of-production basis over proved reserves.

Under IFRS – The Company has adopted a policy of depleting oil and gas interests on a unit-of-production basis over proved plus probable reserves.  The change in accounting policy aligned the Company with policies applied by other comparable junior resource companies, and resulted in an increase of $144,775 in oil and gas interests and a corresponding increase in retained earnings on the Transition Date.

iii)

Impairment Tests

Under Canadian GAAP – Impairment of long‐lived assets is assessed on the basis of an asset’s estimated undiscounted future cash flows compared with the asset’s carrying amount and if impairment is indicated, discounted cash flows are prepared to quantify the amount of impairment. The impairment test under Canadian GAAP is done at the cost center level.

Under IFRS – IFRS requires the impairment test to occur at the asset level or at the cash generating unit (“CGU”) level when long lived assets exist that do not generate largely independent cash inflows. The carrying amount of the asset or CGU is compared to its recoverable amount which is the higher of value in use or fair value less costs to sell.  If the carrying value of the asset or CGU exceeds its recoverable amount, then an impairment loss shall be recognized.  Additionally, an impairment loss from a prior period may be reversed in a subsequent period if impairment no longer exists or has decreased.  Upon transitioning to IFRS, no impairment loss was recorded.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

c

Notes to the Reconciliation of Canadian GAAP to IFRS, continued

iv)

Decommissioning Liabilities

Under Canadian GAAP – Decommissioning liabilities were measured based on the estimated cost of decommissioning, discounted to their net present value, using a credit-adjusted risk-free rate, upon initial recognition. Any change in the discount rate alone did not result in a re-measurement of the liability.  The Company had used a discount rate of 10% when initially recognizing its decommissioning liabilities.

Under IFRS – Decommissioning liabilities are discounted using a pre-tax discount rate that reflect current market assessments of the time value of money and the risks specific to the obligation. The liability is required to be re-measured based on changes in estimates including discount rates.  Upon transitioning to IFRS, the Company used a discount rate of 3% to re-measure its decommissioning liabilities which resulted in an increase to the decommissioning liabilities of $8,518 on the Transition Date with the offsetting increase in deficit.  In addition, under IFRS, accretion of the decommissioning liabilities is reclassified as finance expenses.

v)

Reserves in Equity

Under Canadian GAAP – A balance within contributed surplus existed to record the issuance of stock options and agent’s options.  Such amounts remained in contributed surplus upon expiry of the equity instruments.

Under IFRS – The components of contributed surplus are presented separately and reclassified into “reserve for stock options” and “reserve for agent’s options”.  Such amounts are transferred to retained earnings upon expiry of the equity instruments.  Upon transitioning to IFRS, the Company transferred the value of expired equity instruments in the amount of $510,180 from reserves to retained earnings.

vi)

Presentation of Expenses

Under Canadian GAAP – Costs on the statement of comprehensive loss have been classified by nature.

Under IFRS – Costs on the statement of comprehensive loss have been classified by function in accordance with IAS 1.  These costs have been reclassified to general and administrative expenses under IFRS from individual presentation by nature under Canadian GAAP.

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

d)

Reconciliation of Consolidated Statement of Financial Position

The consolidated statement of financial position at the Transition Date on November 1, 2010 is reconciled to the amounts reported under Canadian GAAP as follows:

	Note	Canadian GAAP	Effect of Transition to IFRS	IFRS
		$	$	$
ASSETS

Current Assets
Cash and Cash Equivalents		1,241,563	-	1,241,563
Trades and Other Receivables		19,811	-	19,811

Total Current Assets		1,261,374	-	1,261,374

Non-Current Assets
Exploration and Evaluation Assets	22(c)(i)	498,242	(458,974)	39,268
Oil and Gas Interests	22(c)(ii)	57,266	144,775	202,041

Total Non-Current Assets		555,508	(314,199)	241,309

Total Assets		1,816,882	(314,199)	1,502,683

LIABILITIES

Current Liabilities
Trades and Other Payable		187,331	-	187,331
Due to Related Parties		198,782	-	198,782

Total Current Liabilities		386,113	-	386,113

Non-Current Liabilities
Decommissioning Liabilities	22(c)(iv)	10,090	8,518	18,608

Total Liabilities		396,203	8,518	404,721

SHAREHOLDER’S EQUITY
Share capital		5,947,955	-	5,947,955
Contributed Surplus	22(c)(v)	829,792	(829,792)	-
Reserve – Stock Options	22(c)(v)	-	319,612	319,612
Deficit		(5,357,068)	187,463	(5,169,605)

Total Shareholders' Equity		1,420,679	(322,717)	1,097,962

Total Liabilities and Shareholder’s Equity		1,816,882	(314,199)	1,502,683

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

d)

Reconciliation of Consolidated Statement of Financial Position, continued

The consolidated statement of financial position at April 30, 2011 is reconciled to the amounts reported under Canadian GAAP as follows:

	Note	Canadian GAAP	Effect of Transition to IFRS	IFRS
		$	$	$
ASSETS

Current Assets
Cash and Cash Equivalents		611,870	-	611,870
Trades and Other Receivables		25,455	-	25,455

Total Current Assets		637,325	-	637,325

Non-Current Assets
Exploration and Evaluation Assets	22(c)(i)	663,771	(553,196)	110,575
Oil and Gas Interests	22(c)(ii)	54,042	140,258	194,300

Total Non-Current Assets		717,813	(412,938)	304,875

Total Assets		1,355,138	(412,938)	942,200

LIABILITIES

Current Liabilities
Trades and Other Payable		55,945	-	55,945
Due to Related Parties		213,782	-	213,782

Total Current Liabilities		269,727	-	269,727

Non-Current Liabilities
Decommissioning Liabilities	22(c)(iv)	10,549	8,428	18,977

Total Liabilities		280,276	8,428	288,704

SHAREHOLDER’S EQUITY
Share capital		5,971,955	-	5,971,955
Contributed Surplus	22(c)(v)	829,792	(829,792)	-
Reserve – Stock Options	22(c)(v)	-	319,612	319,612
Deficit		(5,726,885)	88,814	(5,638,071)

Total Shareholders' Equity		1,074,862	(421,366)	653,496

Total Liabilities and Shareholder’s Equity		1,355,138	(412,938)	942,200

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

d)

Reconciliation of Consolidated Statement of Financial Position, continued

The consolidated statement of financial position at October 31, 2011 is reconciled to the amounts reported under Canadian GAAP as follows:

	Note	Canadian GAAP	Effect of Transition to IFRS	IFRS
		$	$	$
ASSETS

Current Assets
Cash and Cash Equivalents		1,288,538	-	1,288,538
Trades and Other Receivables		20,748	-	20,748
Share Subscription Receivable		97,500	-	97,500

Total Current Assets		1,406,786	-	1,406,786

Non-Current Assets
Exploration and Evaluation Assets		-	-	-
Oil and Gas Interests	22(c)(ii)	47,964	129,184	177,148

Total Non-Current Assets		47,964	129,184	177,148

Total Assets		1,454,750	129,184	1,583,934

LIABILITIES

Current Liabilities
Trades and Other Payable		295,373	-	295,373
Due to Related Parties		228,782	-	228,782

Total Current Liabilities		524,155	-	524,155

Non-Current Liabilities
Decommissioning Liabilities	22(c)(iv)	11,099	8,067	19,166

Total Liabilities		535,254	8,067	543,321

SHAREHOLDER’S EQUITY
Share capital		6,022,298	-	6,022,298
Subscription Received		1,225,000	-	1,225,000
Contributed Surplus	22(c)(v)	755,737	(755,737)	-
Reserve – Stock Options	22(c)(v)	-	245,557	245,557
Deficit		(7,083,539)	631,297	(6,452,242)

Total Shareholders' Equity		919,496	121,117	1,040,613

Total Liabilities and Shareholder’s Equity		1,454,750	129,184	1,583,934

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

d)

Reconciliation of Consolidated Statement of Financial Position, continued

The net effect of the transition to IFRS on deficit is further reconciled as follows:

	Note	November 1, 2010	April 30, 2011	October 31, 2011
		$	$	$
Effects of Transition to IFRS
Exploration expenditures expensed	22(c)(i)	(458,974)	(553,196)	-
Change in depletion policy on oil and gas interests	22(c)(ii)	144,775	140,258	129,184
Change in discount rate on decommissioning liabilities	22(c)(iv)	(8,518)	(8,428)	(8,067)
Fair value of expired stock options and agent’s options reclassified	22(c)(v)	510,180	510,180	510,180

Net Effect of Transition to IFRS		187,463	88,814	631,297

Deficit, as reported under GAAP		(5,357,068)	(5,726,885)	(7,083,539)

Deficit, as reported under IFRS		(5,169,605)	(5,638,071)	(6,452,242)

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

e)

Reconciliation of Comprehensive Loss

Total comprehensive loss for the three months period ended April 30, 2011 is reconciled to the amounts reported under Canadian GAAP as follows:

	Note	Canadian GAAP	Effect of Transition to IFRS	IFRS
		$	$	$

OIL AND GAS REVENUES		100,322	-	100,322

PRODUCTION COSTS
Accretion	22(c)(iv)	-	-	-
Depletion	22(c)(ii)	2,500	-	2,500
Finance	22(c)(iv)	230	-	230
Operation		17,167	-	17,167
Royalties		31,209	-	31,209

		51,106	-	51,106

GROSS PROFIT		49,216	-	49,216

EXPENSES
Exploration	22(c)(i)	-	-	-
Finance (Income)		(613)	-	(613)
Foreign Exchange Loss		17,443	-	17,443
General and Administrative	22(c)(vi)	222,760	-	222,760

		239,590	-	239,590

NET LOSS FOR THE PERIOD		(190,374)		(190,374)

Other Comprehensive Income		-	-	-

COMPREHENSIVE LOSS FOR THE PERIOD		(190,374)	-	(190,374)

BASIC AND DILUTED LOSS PER SHARE		(0.03)	-	(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		7,629,027	-	7,629,027

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

e)

Reconciliation of Comprehensive Loss

Total comprehensive loss for the six months period ended April 30, 2011 is reconciled to the amounts reported under Canadian GAAP as follows:

	Note	Canadian GAAP	Effect of Transition to IFRS	IFRS
		$	$	$

OIL AND GAS REVENUES		180,113	-	180,113

PRODUCTION COSTS
Accretion	22(c)(iv)	229	(229)	-
Depletion	22(c)(ii)	5,000	4,517	9,517
Finance	22(c)(iv)	230	140	370
Operation		28,940	-	28,940
Royalties		57,651	-	57,651

		92,050	4,428	96,478

GROSS PROFIT		88,063	(4,428)	83,635

EXPENSES
Exploration	22(c)(i)	-	94,221	94,221
Finance (Income)		(1,108)	-	(1,108)
Foreign Exchange Loss		18,100	-	18,100
General and Administrative	22(c)(vi)	440,888	-	440,888

		457,880	94,221	552,101

NET LOSS FOR THE PERIOD		(369,817)	(98,649)	(468,466)

Other Comprehensive Income		-	-	-

COMPREHENSIVE LOSS FOR THE PERIOD		(369,817)	(98,649)	(468,466)

BASIC AND DILUTED LOSS PER SHARE		(0.05)	(0.01)	(0.06)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		7,629,027	-	7,629,027

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

e)

Reconciliation of Comprehensive Loss, continued

Total comprehensive loss for the year ended October 31, 2011 is reconciled to the amounts reported under Canadian GAAP as follows:

	Note	Canadian GAAP	Effect of Transition to IFRS	IFRS
		$	$	$

OIL AND GAS REVENUES		330,791	-	330,791

PRODUCTION COSTS
Accretion	22(c)(iv)	1,009	(1,009)	-
Depletion	22(c)(ii)	9,302	15,591	24,893
Finance	22(c)(iv)	-	558	558
Operation		52,853	-	52,853
Royalties		100,142	-	100,142

		163,306	15,140	178,446

GROSS PROFIT		167,485	15,140	152,345

EXPENSES
Exploration	22(c)(i)	-	179,250	179,250
Finance (Income)		(1,959)	-	(1,959)
Foreign Exchange Loss		5,070	-	5,070
General and Administrative	22(c)(vi)	1,178,977	-	1,178,977

		1,182,088	179,250	1,361,338

LOSS BEFORE OTHER ITEM		(1,014,603)	(194,390)	(1,208,993)

Abandonment of Exploration and Evaluation Assets	22(c)(i)	(711,868)	638,224	(73,644)

NET LOSS FOR THE YEAR		(1,726,471)	443,834	(1,282,637)

Other Comprehensive Income		-	-	-

COMPREHENSIVE LOSS FOR THE YEAR		(1,726,471)	443,834	(1,282,637)

BASIC AND DILUTED LOSS PER SHARE		(0.23)	0.06	(0.17)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		7,657,279	-	7,657,279

ABINGTON RESOURCES LTD.

Notes to the Condensed Consolidated Interim Financial Statements

For the Six Months Ended April 30, 2012

(In Canadian Dollars)

(Unaudited)

22.

FIRST-TIME ADOPTION OF INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”), continued

f)

Reconciliation of Cash Flows

The adoption of IFRS has had no impact on the net cash flows of the Company. The changes made to the consolidated statements of financial position and consolidated statements of comprehensive loss have resulted in reclassifications of various amounts on the consolidated statements of cash flows, however as there have been no changes to the net cash flows, no reconciliations have been presented.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$370
Legal Fees and Expenses*	$5,000
Accounting Fees*	$10,000
Transfer Agent Fees*	$500
Miscellaneous*	$200
Total	$16,070

* Estimated.

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers.

We have no provision for the Indemnification of our Officers and Directors.

Item 15. Recent Sales of Unregistered Securities

The following table outlines our recent sales of unregistered securities. The issuances of these shares were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D or the Canadian National Instrument 45-106.

During the year ended October 31, 2010, the Company completed a non-brokered private placement of 1,700,000 units at a price of $0.30 per unit for total gross proceeds of $510,000. Each unit consisted of one common share and one share purchase warrant exercisable at $0.40 for 12 months which expired on November 02, 2010. During the year ended October 31, 2010, 1,620,000 of these warrants were exercised for total gross proceeds of $648,000.

During the year ended October 31, 2010, the Company completed a non-brokered private placement of 1,000,000 units at a price of $0.60 per unit for total gross proceeds of $600,000. Each unit consisted of one common share and one share purchase warrant exercisable at $0.65 for 24 months which expired on January 11, 2012.

During the year ended October 31, 2011, the Company received $1,225,000 in subscription funds for a non-brokered private placement of 2,500,000 units at a price of $0.50 per unit for total gross proceeds of $1,250,000. Each unit will consist of one common share and one share purchase warrant exercisable at $0.60 for a two year period. As of the date of the auditors’ report, the private placement has not been completed.

During the period ended January 31, 2012, the Company received $1,225,000 in subscription funds for a non-brokered private placement of 2,500,000 units at a price of $0.50 per unit for total gross proceeds of $1,250,000. Each unit will consist of one common share and one share purchase warrant exercisable at $0.60 for a two year period. As of January 31, 2012, the private placement has not been completed.

During the period ended April 30, 2012, the Company completed a non-brokered private placement of 2,500,000 units at a price of $0.50 per unit for total gross proceeds of $1,250,000. Each unit will consist of one common share and one share purchase warrant exercisable at $0.60 for a two year period.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description
3.1	Articles of Incorporation of Abington Resources, Ltd.
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of Watson Dauphinee & Masuch
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned smaller reporting company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned smaller reporting company undertakes that in a primary offering of securities of the undersigned smaller reporting company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned smaller reporting company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned smaller reporting company relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned smaller reporting company or used or referred to by the undersigned smaller reporting company;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned smaller reporting company or its securities provided by or on behalf of the undersigned smaller reporting company; and

Any other communication that is an offer in the offering made by the undersigned smaller reporting companyto the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Vancouver, B.C. on  July 11, 2012.

Abington Resources, Ltd.

By:/s/ Barry Underhill

Barry Underhill

Chairman of the Board,

President, Treasurer, CEO, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Abington Resources, Ltd.

By: /s/ Barry Underhill

Date: July 11, 2012

Barry Underhill

Chairman of the Board,

President, Treasurer, CEO, and Director

By: /s/ Zenaida Manalo

Date: July 11, 2012

Zenaida Manalo

Secretary, CFO, CAO, Director

By: /s/ Lewis Dillman

Date: July 11, 2012

Lewis Dillman

Director

By: /s/ Philip Tandea

Date: July 11, 2012

Philip Tandea

Director

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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